                                                                 EXHIBIT 99.3(B)

--------------------------------------------------------------------------------
                      CONVERSION APPRAISAL UPDATE REPORT
                    HERITAGE FINANCIAL CORPORATION, M.H.C.

                         PROPOSED HOLDING COMPANY FOR
                                 HERITAGE BANK
                              OLYMPIA, WASHINGTON

                              STOCK PRICES AS OF:
                               OCTOBER 10, 1997

--------------------------------------------------------------------------------



                                 PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                  SUITE 2210
                          ARLINGTON, VIRGINIA  22209

                           [Letterhead Appears Here]

                                                            October 10, 1997


   Boards of Directors
   Heritage Financial Corporation, M.H.C
   Heritage Bank
   201 5th Avenue
   Olympia, Washington  98501


   Gentlemen:

          We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued by Heritage Financial Corporation, Olympia, Washington (the "Holding Company"), in connection with the mutual-to-stock conversion of Heritage Financial Corporation, a Washington-chartered mutual holding company (the "Mutual Holding Company"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Heritage Bank ("Heritage" or the "Bank").

          We understand that the Board of Directors of the Mutual Holding Company and the Bank, have adopted a Plan of Conversion, incorporated herein by reference, in which the Mutual Holding Company will be combined with the Bank simultaneously with the Mutual Holding Company's conversion to stock form and a newly-formed Washington stock corporation, to be known as Heritage Financial Corporation, will become the holding company of the Bank. Pursuant to the reorganization, the Mutual Holding Company will cease to exist and the outstanding shares of Common Stock held by the Mutual Holding Company will be cancelled (67.82 percent of the outstanding Common Stock as of the date hereof adjusted for the impact of waived dividends and the value of Mutual Holding Company assets), and the outstanding Minority Shares (32.18 percent of the outstanding Common Stock as of the date hereof) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Minority Shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares). Specifically, minority shareholders of the Bank will own the same percentage of Heritage Common Stock as owned by them immediately before consummation of the Conversion and Reorganization adjusted for the impact of waived dividends and the value of Mutual Holding Company assets but before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) shares of Conversion Stock purchased by the Bank's stockholders in the Conversion Offerings. Other than shares of the Bank, the only material asset of the Mutual Holding Company is approximately $120,000 of cash that will be merged with the Bank's assets upon completion of the reorganization.

          This appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" (Valuation Guidelines) of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof. Such Valuation Guidelines are relied upon by the Washington Department of Financial Institutions, Division of Banks (the "Division") and the Federal Deposit Insurance Corporation ("FDIC") in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies.


________________________________________________________________________________

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 2



     This updated appraisal reflects the following: (1) a review of recent developments in the Bank's financial condition, including updated financial data through September 30, 1997; (2) an updated comparison of Heritage's financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; (3) a review of stock market conditions since the Original Appraisal date, along with updated stock prices as of October 10, 1997; and (4) and incorporates the impact of revised pro forma assumptions including a reduction in the ESOP stock purchases from 8 percent to 2 percent of the offering and a reduction in purchases by the Recognition Plans from 4 percent to 1 percent of the offering.

     Pro forma market value is defined as the price at which Heritage's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations
-------------------------------------

     1.   Financial Results
          -----------------

          Table 1 presents summary balance sheet details as of June 30, 1997, and updated unaudited financial information through September 30, 1997. The overall composition of Heritage's September 30, 1997 balance sheet changed modestly to the June 30, 1997 data, with the Bank posting a moderate increase in assets consistent with recent trends. Updated earnings for the Bank reflect a slight decline, although net income adjusted to exclude the special SAIF assessment and gains on the sale of premises on a tax-effected basis increased modestly.

          Heritage's total assets increased moderately by $6.5 million, or 2.7 percent, from June 30, 1997 to September 30, 1997. The composition of the Bank's interest-earning assets ("IEA") reflected modest change. While the loan portfolio continued to grow, primarily in the area of permanent residential mortgage loans and commercial loans, the concentration of loans equaled 81.2 percent of assets as of September 30, 1997, which reflects a decrease from the
82.2 percent ratio reported as of June 30, 1997.

          The balance of interest-earning assets consisted of cash, investments and mortgage-backed securities ("MBS"). Heritage's portfolio of cash, investments, and MBS reflects modest overall growth, primarily as a result of a modest increase noted in the cash and interest-bearing deposit account, which increased from $7.6 million as of June 30, 1997, to $12.4 million as of September 30, 1997. The cash and investment portfolio increased primarily as a result of an influx of deposits, and somewhat lower loan origination volumes as well as some unanticipated loan repayments. The Bank's philosophy with respect to the management of cash and investments has been to maintain the portfolio at relatively modest levels in short- to intermediate-term high quality securities. No major changes to the composition and practices with respect to the management of the investment portfolio are anticipated over the near term and, accordingly, the level of cash and investments is expected to remain at low to moderate levels. The level of cash and investments is

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 3



expected to increase initially following conversion although it is management's expectation that such funds at the Bank level will gradually be redeployed into lending activities.

          Asset quality ratios remained favorable for the Bank, with the ratio of non-performing assets to total assets equaling 0.20 percent as of September 30, 1997, as compared to 0.19 percent as of June 30, 1997. Furthermore, allowances for loan losses as a percent of non-performing loans equaled 564.37 percent while allowances for loan losses as a percent of total loans remained unchanged at 1.32 percent as of September 30, 1997.

                                    Table 1
                                 Heritage Bank
                          Summary Balance Sheet Data

                                      At June 30, 1997        At Sept. 30, 1997
                                      ----------------        -----------------
                                                (% of                    (% of
                                    Amount      Assets)     Amount       Assets)
                                    ------      ------      ------       ------
                                    ($000)        (%)       ($000)         (%)
Balance Sheet Data
------------------
Total Assets                        $242,164    100.0%      $248,704     100.0%
Loans Receivable, Net                199,032     82.2        202,028      81.2
Loans Held for Sale                    6,409      2.6          5,451       2.2
Mortgage-Backed Securities             5,159      2.1          4,927       2.0
Cash & Interest-Bearing Deposits       7,587      3.1         12,397       5.0
Investment Securities                  8,506      3.5          9,483       3.8
Deposits                             209,781     86.6        216,948      87.2
FHLB Advances                            890      0.4              0      0.00
Stockholders' Equity                  27,714     11.4         28,324      11.4

Source:  Heritage's prospectus and internal financial reports.

          Heritage's operations continued to be funded primarily with retail deposits, and deposits increased modestly to equal $216.9 million as of September 30, 1997. Deposit growth in recent periods has been facilitated by the opening of five new retail branch offices since the beginning of fiscal 1995. In the future, the Bank will be seeking to continue to increase retail deposits by offering a competitive array of products and services, with the objective of growing the deposit base in conjunction with the overall growth in its southern Puget Sound markets. The employment of borrowed funds by Heritage has been relatively limited over the last five fiscal years as the Bank has preferred to build its franchise through the expansion of the retail deposit base; the Bank retired its small balance of outstanding FHLB advances during the quarter ended September 30, 1997 given the increase in deposits.

          Positive earnings during the quarter ended September 30, 1997 supported the increase in the Bank's capital to $28.3 million at September 30, 1997, versus a comparative balance of $27.7 million at June 30, 1997. Asset growth during the quarter resulted in the Bank's capital ratio remaining unchanged at 11.4 percent of assets.

          Table 2 presents summary information pertaining to the Bank's operating results for the twelve months ended June 30, 1997, and updated unaudited financial information for the twelve months ended

RP Financial,LC.
Boards of Directors
October 10, 1997
Page 4



                                    Table 2
                                 Heritage Bank
                           Summary Operating Results

                                                   12 Months Ended        12 Months Ended
                                                    June 30, 1997          Sept. 30, 1997
                                                   ---------------        ---------------
                                                             (% of                  (% of
                                                              Avg.                   Avg.
                                                Amount        Assets)      Amount    Assets)
                                                ------       -------       ------    ------
                                                ($000)         (%)         ($000)      (%)
Summary Income Statement
------------------------
Interest Income                                   $ 18,512      8.00%     $ 19,104      8.11%
Interest Expense                                    (9,000)    (3.89)       (9,161)    (3.89)
                                                  --------                --------     -----
 Net Interest Income                              $  9,512      4.11%     $  9,944      4.22%
Provision for Loan Losses                              270      0.12           240      0.10
                                                  --------    ------      --------     -----
 Net Interest Income After Provisions             $  9,782      4.22%     $ 10,184      4.32%

Other Non-Interest Income                            1,257      0.54         1,281      0.54
Operating Expense                                  (10,016)    (4.33)      (10,254)    (4.35)
                                                   -------    ------      --------     -----
 Net Operating Income                             $  1,023      0.44%     $  1,210      0.51%

Gain on the Sale of Loans                            2,006      0.87         1,972      0.84

Special SAIF Assessment                             (1,089)    (0.47)            0      0.00
Gains on the Sale of Premises                           84      0.04           120      0.05
                                                  --------    ------      --------     -----
 Net Non-Operating Income                          ($1,005)    (0.43)%     $   120      0.05%

Net Income Before Tax                                2,024      1.39         3,302      1.40
Income Taxes                                           245      0.11        (1,141)    (0.48)
                                                  --------    ------      --------     -----
 Net Income (Loss)                                $  2,269      0.98%     $  2,162      0.92%

Adjusted Net Income Calculations
--------------------------------
Net Operating Income                              $  1,023      0.44%     $  1,210      0.51%
Tax Effect                                            (348)    (0.15)         (411)    (0.17)
                                                  --------     -----      --------     -----
 Adjusted Net Income                              $    675      0.29%     $    798      0.34%

Net Oper. Inc. & Gains on Sale of Loans           $  3,029      1.31%     $  3,182      1.35%
Tax Effect                                          (1,030)    (0.44)       (1,082)    (0.46)
                                                  --------     -----      --------     -----
 Adjusted Net Income                              $  1,999      0.86%     $  2,100      0.89%

Efficiency Ratio
 Excluding Gains on the Sale of Loans                          93.01%                  91.36%
 Including Gains on the Sale of Loans                          78.40                   77.71
Effective Tax Rate                                            (12.10)(1)               34.56

(1) Excluding the reversal of the deferred tax liability of $938,000, the effective tax rate would have equaled 34.2 percent.

Sources: Heritage's prospectus, data provided by Heritage and RP Financial calculations.

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 5



September 30, 1997. Updated earnings for the Bank declined slightly, to equal $2.2 million, or 0.92 percent of assets, for the twelve months ended September 30, 1997. Earnings adjusted to exclude gains on sale and the impact of the special SAIF assessment increased modestly, primarily as a result of growth in net operating income.

          The Bank's updated net interest income increased to $9.9 million as of September 30, 1997 from $9.5 million as of June 30, 1997, and the ratio of net interest income to average increased to 4.22 percent from 4.11 percent, respectively. Net interest income increased principally as a result of higher interest income as measured as a percent of average assets, as interest expense as a percent of average assets remained substantially unchanged.

          Operating expenses were also higher as the larger asset size and higher level of business activity increased overall operating costs. For the twelve months ended September 30, 1997, Heritage's operating expenses equaled $10.3 million, equal to 4.34 percent of average assets, as compared to $10.0 million, or 4.33 percent of average assets, for the twelve months ended June 30, 1997. Heritage's operating expenses remain inflated relative to thrift industry averages by its diversification into construction and commercial lending, as well as its mortgage banking activities. Additionally, the Bank's operating expenses have been subject to upward pressures owing to the doubling of Heritage's branch offices to a total of ten over the last three fiscal years and the implementation of the business banking strategy and the employment of a total of seven additional commercial loan officers since 1993.

          As discussed in the Original Appraisal, management believes the Bank is making the requisite investment in fixed assets and personnel to realize growth in the Bank's franchise value and future earnings over the longer term. Heritage expects that operating expenses will continue to increase in the future as the Bank continues to grow and expand. In this regard, management believes it will continue to open new branches over time and/or acquire other branches or smaller financial institutions which will also serve to increase operating expenses (no new branches or acquisitions are planned at this time). Furthermore, Heritage expects to experience upward pressure on expense levels due to inflation, the cost of stock based benefit plans resulting from the second step conversion and the costs of an expanded shareholder base.

          Heritage's diversified lending operations coupled with its various fee generating activities (i.e., secondary market loan sales) continue to support non-interest income. For both periods shown in Table 1, non-interest income equaled $1.3 million, or 0.54 percent of average assets.

          Gains on the sale of loans has been a regular contributor to the Bank's revenues over the last five fiscal years and declined modestly over the most recent twelve month period to equal $1.2 million, or 0.54 percent of average assets. Non-operating expenses declined substantially based on updated financial data as the special SAIF assessment, recorded during the quarter ended September 30, 1996, was eliminated from trailing twelve month earnings. At the same time, gains on the sale of premises increased modestly to equal $120,000, or 0.05 percent of assets, for the twelve months ended September 30, 1997.

          Asset quality for the Bank remained relatively strong, and the Bank posted loan loss recoveries as a result, equal to $240,000, or 0.10 percent of assets.

          As discussed in the Original Appraisal, Heritage reported an income tax benefit for the twelve months ended June 30, 1997, equal to $245,000, primarily as a result of a $938,000 deferred tax liability established at the time of the mutual holding company reorganization for the potential recapture of pre-1988 tax bad debt reserves. Heritage reported a $1.1 million tax expenses for the twelve months ended September 30, 1997, as the reversal of the deferred tax liability was eliminated from trailing twelve month earnings.

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 6



     2.   Peer Group Financial Comparisons
          --------------------------------

          Tables 3 and 4 present the financial characteristics and operating results for Heritage, the Peer Group and all publicly-traded SAIF-insured thrifts. Heritage's financial information is based on results through September 30, 1997, while financial data for the Peer Group is as of June 30, 1997, which is the latest data which is publicly available.

          In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. Relative to the Peer Group, the Bank's interest-earning asset composition continued to reflect a higher level of loans and lower levels of MBS and investments. Furthermore, as discussed in the Original Appraisal: (1) both Heritage and the Peer Group are primarily mortgage lenders; and (2) Heritage has diversified its loan portfolio to include a greater proportion of high risk weight loans including construction, multi-family and commercial mortgage loans and commercial business loans. Overall, Bank's interest-earning assets amounted to 94.2 percent of assets, which was below the Peer Group ratio of 96.6 percent.

          The mix of deposits and borrowings maintained by Heritage and the Peer Group also did not change significantly. Heritage's funding composition continued to reflect a higher concentration of deposits and a lower level of borrowed funds. Updated interest-bearing liabilities to assets ratios equaled
87.2 percent and 84.2 percent for the Bank and the Peer Group, respectively, with Heritage's higher ratio continuing to be largely attributable to the maintenance of a lower capital position. Heritage posted an updated equity-to-assets ratio of 11.4 percent, versus a comparative ratio of 14.3 percent for the Peer Group. Overall, Heritage's updated interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio equaled 108.0 percent, which remained below the comparative Peer Group average of 114.7 percent. As noted in the Original Appraisal, the additional capital realized from the stock conversion should serve to largely address the lower IEA/IBL ratio currently maintained by the Bank.

          Updated growth rates for Heritage and the Peer Group growth rates reflect growth for the twelve months ended September 30, 1997 and June 30, 1997. Asset growth rates of positive 8.7 percent and 20.3 percent were posted by the Bank and the Peer Group, respectively. The Bank's asset growth measures reflect that strong loan growth was recorded during the period (positive growth rate of 20.4 percent), with funding for the loan portfolio being largely provided by the cash and investments portfolio (shrinkage of 29.3 percent). The Peer Group's stronger asset growth was skewed upward by the strong growth posted by First Savings Bancorp of Washington and WesterFed of Montana which completed acquisitions during the year. (The median growth rate for the Peer Group equaled 14.8 percent which more closely approximated the average for the Bank.) Paralleling growth trends observed with respect to Heritage's operations, the Peer Group's growth was primarily realized in the loan and MBS portfolio while growth in the cash and investments portfolio was nominal.

          Heritage's operations were funded both through growth of deposits, which increased by 9.7 percent for the twelve months ended September 30, 1997. The Peer Group's deposit growth was skewed somewhat by the aforementioned institutions that completed an acquisition, but the median deposit growth nonetheless exceeded the level posted by Heritage. Despite recording a relatively comparable return on average assets ratio, Bank posted a stronger capital growth rate than the Peer Group (positive 8.3 percent 2.9 percent for the Peer Group). Higher dividend payments and stock repurchases (the Peer Group is comprised of full stock companies) contributed to the Peer Group's capital shrinkage. Following the increase in capital realized from conversion proceeds, the Bank's capital growth rate will be depressed by (1) a higher pro forma capital position and comparatively lower marginal returns, (2) dividends which will be paid on all outstanding shares (dividends on shares owned by the mutual holding company have been waived to date) and (3) potential capital management programs.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 3
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                              As of June 30, 1997


                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         -----------  ----- ------ -------- -------- ------  ------  --------- ------- ----------
     September 30, 1997
     -------------
       Heritage Bank                            8.8   83.4    2.0     87.2      0.0     0.0     11.4      0.0    11.4       0.0

     SAIF-Insured Thrifts                      18.0   67.2   11.5     70.8     14.6     0.2     12.7      0.2    12.5       0.0
     State of WA                               16.1   69.1   11.0     68.7     19.6     0.1     10.1      0.5     9.6       0.2
     Comparable Group Average                  21.0   67.6    8.0     66.6     17.6     0.0     14.3      0.4    13.9       0.0
       Mid-West Companies                      22.1   74.5    0.0     57.4     25.1     0.0     16.5      0.0    16.5       0.0
       North-West Companies                    17.2   71.1    8.9     67.5     18.2     0.0     12.7      0.3    12.4       0.0
       Western Companies (Excl CA)             26.5   57.4   11.7     71.1     11.6     0.0     15.5      0.8    14.7       0.0


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     CMRN  Cameron Fin. Corp. of MO            11.4   84.0    0.0     60.0     16.9     0.0     21.7      0.0    21.7       0.0
     FFHH  FSF Financial Corp. of MN           32.7   65.1    0.0     54.7     33.3     0.0     11.4      0.0    11.4       0.0

     North-West Companies
     --------------------
     FMSB  First Mutual SB of Bellevue WA       3.5   79.9   14.4     79.8     12.0     0.0      6.8      0.0     6.8       0.0
     FWWB  First Savings Bancorp of WA(1)      29.2   64.1    3.1     54.1     29.1     0.0     14.8      1.2    13.6       0.0
     HRZB  Horizon Financial Corp. of WA        9.2   78.1   10.5     82.6      0.0     0.0     15.6      0.0    15.6       0.0
     IWBK  Interwest SB of Oak Harbor WA       29.6   60.1    6.4     64.1     28.5     0.0      6.8      0.1     6.6       0.0
     KFBI  Klamath First Bancorp of OR         14.7   73.0   10.3     57.2     21.4     0.0     19.5      0.0    19.5       0.0

     Western Companies (Excl CA)
     ---------------------------
     FFBA  First Colorado Bancorp of Co        20.6   73.1    3.7     75.9      9.4     0.0     12.9      0.2    12.7       0.0
     UBMT  United Fin. Corp. of MT(1)          42.7   33.1   20.6     71.5      4.6     0.0     22.6      0.0    22.6       0.0
     WSTR  WesterFed Fin. Corp. of MT          16.3   66.0   10.8     66.0     20.8     0.0     10.9      2.2     8.7       0.0


                                                      Balance Sheet Annual Growth Rates                      Regulatory Capital
                                         ------------------------------------------------------------   ----------------------------
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ------ ----------- -----  -------- --------  -----   --------   --------   -----  --------
     September 30, 1997
     -------------
       Heritage Bank                        8.68   -29.26    20.35      9.68       NM    8.33    8.33      11.68  11.68    16.90

     SAIF-Insured Thrifts                  12.28     8.85    13.00      8.32    17.66    0.85    0.09      11.01  11.07    23.21
     State of WA                           14.74    15.73    12.70     17.00     7.65    9.62    9.14       8.59   9.85    19.21
     Comparable Group Average              20.32     7.58    22.17     20.34    20.81    2.86   -0.49      11.84  11.89    23.09
       Mid-West Companies                  16.24     1.98    20.23      5.58    34.25   -6.22   -6.22      13.71  13.71    22.85
       North-West Companies                19.53    -1.64    18.76     22.12    -1.33    5.97    4.59      11.84  11.90    25.61
       Western Companies (Excl CA)         24.35    23.61    29.12     27.22    36.23    3.74   -5.14       9.98  10.05    18.32


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     CMRN  Cameron Fin. Corp. of MO        18.35     2.30    18.47      1.28       NM   -2.59   -2.59      17.11  17.11    25.59
     FFHH  FSF Financial Corp. of MN       14.13     1.66    22.00      9.88    34.25   -9.85   -9.85      10.30  10.30    20.10

     North-West Companies
     --------------------
     FMSB  First Mutual SB of Bellevue W   11.82     4.10    11.49     21.47   -26.73   15.38   15.38       6.90   6.90    11.94
     FWWB  First Savings Bancorp of WA(1)  35.58    19.16    41.09     45.69       NM   -3.57  -11.30         NM  13.65    24.77
     HRZB  Horizon Financial Corp. of WA    5.10   -17.96     8.40      5.49       NM    1.19    1.19         NM  15.38    30.39
     IWBK  Interwest SB of Oak Harbor WA   29.61       NM    11.06     32.30    24.07   28.92   29.75         NM   6.79       NM
     KFBI  Klamath First Bancorp of OR     15.55   -11.85    21.78      5.64       NM  -12.07  -12.07      16.77  16.77    35.32

     Western Companies (Excl CA)
     ---------------------------
     FFBA  First Colorado Bancorp of Co     0.57   -10.68     4.44      3.82    14.14  -20.54  -20.68      11.41  11.56    22.10
     UBMT  United Fin. Corp. of MT(1)       3.01   -14.65    24.34     -2.31       NM   -0.86   -0.86         NM     NM       NM
     WSTR  WesterFed Fin. Corp. of MT      69.46    96.17    58.59     80.14    58.33   32.63    6.12       8.54   8.54    14.54

     (1) Financial information is for the quarter ending March 31, 1997.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 4
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997


                                                     Net Interest Income                    Other Income
                                                 ----------------------------           --------------------
                                                                       Loss     NII                            Total
                                         Net                           Provis.  After    Loan   R.E.   Other    Other
                                         Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                         ------  ------ -------  ----- -------  -------  ----   -----  ------  ------
September 30, 1997
-------------
Heritage Bank                              0.92    8.11    3.89   4.22  -0.10    4.32    0.00   0.00    0.54     0.54

SAIF-Insured Thrifts                       0.65    7.38    4.09   3.29   0.13    3.16    0.12   0.01    0.29     0.42
State of WA                                0.83    7.58    4.28   3.30   0.14    3.16    0.12   0.00    0.40     0.52
Comparable Group Average                   0.96    7.53    4.11   3.43   0.12    3.31    0.18   0.01    0.19     0.37
   Mid-West Companies                      0.86    7.70    4.17   3.53   0.13    3.39    0.06   0.00    0.18     0.24
   North-West Companies                    1.06    7.78    4.31   3.47   0.15    3.32    0.14   0.01    0.18     0.34
   Western Companies (Excl CA)             0.86    7.01    3.72   3.29   0.05    3.24    0.31   0.01    0.20     0.52

Comparable Group
----------------

Mid-West Companies
------------------
CMRN  Cameron Fin. Corp. of MO             1.06    8.01    3.99   4.03   0.24    3.78    0.08   0.00    0.02     0.10
FFHH  FSF Financial Corp. of MN            0.66    7.39    4.36   3.03   0.03    3.00    0.05   0.00    0.33     0.38

North-West Companies
--------------------
FMSB  First Mutual SB of Bellevue WA       1.02    8.29    4.71   3.58   0.37    3.21    0.21   0.00    0.14     0.36
FWWB  First Savings Bancorp of WA(1)       1.05    7.58    4.10   3.48   0.16    3.32    0.09   0.00    0.19     0.28
HRZB  Horizon Financial Corp. of WA        1.56    7.73    4.16   3.56   0.03    3.53    0.21   0.00    0.05     0.27
IWBK  Interwest SB of Oak Harbor WA        0.87    7.89    4.55   3.34   0.12    3.23    0.21   0.05    0.47     0.73
KFBI  Klamath First Bancorp of OR          0.81    7.42    4.03   3.38   0.05    3.33    0.00   0.01    0.06     0.06

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co         0.86    7.02    3.89   3.13   0.09    3.04    0.00   0.01    0.34     0.35
UBMT  United Fin. Corp. of MT(1)           1.09    6.86    3.30   3.56   0.00    3.56    0.41   0.00    0.23     0.64
WSTR  WesterFed Fin. Corp. of MT           0.63    7.16    3.97   3.19   0.06    3.13    0.52   0.00    0.04     0.56

                                        G&A/Other Exp.     Non-Op. Items     Yields, Costs, and Spreads
                                        --------------     -------------     --------------------------
                                                                                                             MEMO:     MEMO:
                                          G&A  Goodwill    Net    Extrao.     Yield     Cost    Yld-Cost    Assets/    Effective
                                        Expense  Amort.   Gains   Items      On Assets  Of Funds  Spread    FTE Emp.   Tax Rate
                                        ------- -------   -----   --------   ---------  --------  ------    --------   --------
September 30, 1997
-------------
Heritage Bank                              4.35    0.00       0.05   0.00        8.85      4.67      4.18       1,789      34.56

SAIF-Insured Thrifts                       2.22    0.02      -0.31   0.00        7.41      4.65      2.76       4,443      37.03
State of WA                                2.19    0.06      -0.15   0.00        7.16      4.45      2.71       3,907      35.10
Comparable Group Average                   1.96    0.01      -0.22   0.00        7.79      4.98      2.80       4,130      35.48
   Mid-West Companies                      1.89    0.00      -0.34   0.00        7.94      5.19      2.75       4,102      38.67
   North-West Companies                    1.86    0.01      -0.19   0.00        8.00      5.16      2.84       4,256      34.23
   Western Companies (Excl CA)             2.18    0.03      -0.20   0.00        7.32      4.55      2.76       3,936      35.44

Comparable Group
----------------

Mid-West Companies
------------------
CMRN  Cameron Fin. Corp. of MO             1.78    0.00      -0.41   0.00        8.33      5.36      2.97       4,002      37.23
FFHH  FSF Financial Corp. of MN            2.01    0.00      -0.27   0.00        7.56      5.02      2.54       4,203      40.12

North-West Companies
--------------------
FMSB  First Mutual SB of Bellevue WA       1.98    0.00       0.03   0.00        8.52      5.14      3.38       3,823      32.92
FWWB  First Savings Bancorp of WA(1)       2.15    0.04       0.08   0.00        7.82      5.40      2.42       3,463      29.64
HRZB  Horizon Financial Corp. of WA        1.47    0.00       0.04   0.00        7.91      5.05      2.86       4,322      33.89
IWBK  Interwest SB of Oak Harbor WA        2.24    0.01      -0.47   0.00        8.22      4.92      3.30       3,117      34.31
KFBI  Klamath First Bancorp of OR          1.47    0.00      -0.63   0.00        7.55      5.29      2.26       6,558      40.38

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co         2.01    0.02       0.02   0.00        7.21      4.66      2.55       5,153      37.75
UBMT  United Fin. Corp. of MT(1)           2.09    0.00      -0.38   0.00        7.15      4.36      2.79       3,715      37.16
WSTR  WesterFed Fin. Corp. of MT           2.45    0.07      -0.25   0.00        7.59      4.65      2.95       2,940      31.40

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 9

          Table 4 displays the latest trailing 12 month operating results for Heritage and the Peer Group. Updated earnings for the Bank relative to the Peer Group did not change significantly from the Original Appraisal, and thus, the return on average assets for the Bank and the Peer Group continued to compare closely. Specifically, the Peer Group's return on average assets ratio equaled
0.96 percent versus 0.92 percent for Heritage. The Bank's operations continue to compare favorably to the Peer Group with respect to net interest income and non-interest income, which is partially reflective of the higher yields and fee income generated by Heritage's construction and commercial lending operations. The benefits of the Bank's higher revenues, however, are offset by its higher operating expenses.

          Heritage's net interest margin equaled 4.22 percent based on updated financial data and continued to exceed the Peer Group average 3.43 percent. A number of factors contribute to Heritage's favorable level of net interest income including a strong spread supported by higher yields and lower cost of funds. Asset yields are supported by Heritage's greater proportionate investment in higher yielding loans and the composition of the loan portfolio which is heavily weighted toward comparatively higher yielding loans including commercial and construction loans.

          Consistent with the financial data reported in the Original Appraisal, Heritage's operating expenses remain well above the Peer Group average, equal to
4.35 percent and 1.96 percent, respectively. The Bank's higher operating expense ratio can in part be explained by its higher risk weight lending emphasis, which are personnel intensive but which also generate notably higher yields and fee revenues. Additionally, the Bank's secondary market activities generate gains on sale and compensation expense without a corresponding level of assets reflected on the books. The Bank also maintains a relatively large number of branches for its asset size, as the number of branches has doubled over the last three years as Heritage has sought to expand its franchise. Overall, the relatively high level of personnel maintained by the Bank is indicated by an assets per full time equivalent employee measure of $1.8 million, which was well below the Peer Group average of $4.1 million.

          Non-operating items, including gains on the sale of loans, continued to have a greater impact on the Bank's operations relative to the Peer Group. Overall, gains on the sale of loans and premises combined to equal 0.89 percent for Heritage while non-operating expenses averaged 0.22 percent for the Peer Group. As discussed previously, the impact of the special SAIF assessment has been eliminated from Heritage's trailing twelve month earnings through September 30, 1997 (the Peer Group reflects the special assessment since the latest reported data is through June 30, 1997).

          Both the Bank and the Peer Group companies are currently in a fully taxable position with effective tax rates in the range of 34 to 36 percent.

     3.   Stock Market Conditions
          -----------------------

          Since the date of the Original Appraisal, the overall stock market has strengthened in volatile trading. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to annual rate of 3.6 percent compared to an original estimate of 2.2 percent. Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 10

the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Stocks traded in a narrow at the end of September 1997 in anticipation of third quarter earnings, while the stable inflation environment pushed bond prices to their highest level in two years. The release of September employment data on October 10, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran. On October 10, 1997, the DJIA closed at 8045.21, an increase of 4.6 percent since the date of the Original Appraisal.

          Since the date of the Original Appraisal, thrift issues in general have outperformed the overall stock market. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining supported a generally positive trend in thrift prices since mid-August. Thrift stock prices were supported during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. During late-September and early-October, interest rate-sensitive issues in general continued to benefit from the declining interest rate environment and expectations of strong third quarter earnings. Prices of thrift and bank stocks also continued to be positively influenced by industry consolidation and the rising acquisition multiples being paid for thrift and bank franchises. On October 10, 1997, the SNL Index for all publicly-traded thrifts closed at 762.9, an increase of 15.7 percent since the date of the Original Appraisal.

          Consistent with the SNL index, the pricing measures for all publicly-traded SAIF-insured thrifts and the Peer Group generally increased since the date of the Original Appraisal. Overall, the increases posted by all publicly-traded SAIF-insured thrifts were below the comparative increases posted by the Peer Group. More detailed pricing information for all publicly-traded SAIF-insured institutions, as well as the Peer Group and recent conversions, is shown on the following page.

          The "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies. Accordingly, as discussed in the Original Appraisal, RP Financial has considered the pro forma pricing and trading level of recently converted companies in this updated appraisal. In general, the pace of conversion activity has been relatively strong and investor reception to these offerings has been strong with most offerings oversubscribed. In initial trading activity, all of the new issues traded higher. The two second steps which had completed their conversion offerings over the last three months increased by a much lesser amount, equal to 25.7 percent after one week.

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 11

                        Average Pricing Characteristics

                                                At Aug. 15,   Oct. 10,   %
                                                    1997        1997     Change
                                                    ----        ----     ------
Peer Group
----------
Price/Earnings(x)                                   21.71x     23.73x     9.3%
Price/Core Earnings (x)                             19.61      21.53      9.8
Price/Book (%)                                     151.65%    173.22%    14.2
Price/Tangible Book(%)                             156.63     179.15     14.4
Price/Assets (%)                                    19.95      22.61     13.3
Avg. Market Capitalization ($Mil)                 $148.05     167.20     12.9
Price/Share                                         21.84      24.72     13.2

SAIF-Insured Thrifts
--------------------
Price/Earnings(x)                                   21.03x     22.53x     7.1%
Price/Core Earnings (x)                             18.56      19.94      7.4
Price/Book (%)                                     138.23%    155.64%    12.6
Price/Tangible Book (%)                            142.95     159.27     11.4
Price/Assets (%)                                    17.28      19.17     10.9
Avg. Market Capitalization ($Mil)                  147.75     172.95     17.1
Price/Share                                         21.88      24.63     12.6

Recent Conversions Last Three Months(1)
---------------------------------------
Price/Core Earnings (x)                             27.98x     26.43x    (5.5)%
Price/Tangible Book (%)                            118.89%    129.84      9.2

Second Step Conversions Last Three Months(1)
--------------------------------------------
Price/Core Earnings                                 27.98x     26.43x    (5.5)%
Price/Tangible Book Value                          104.72     138.10     31.9

(1)  Ratios based on conversions completed for prior three months.

          Shown in Table 5 is a summary of recently completed conversions which closed in the last three months. Relative to the date of the Original Appraisal, which reflected pricing ratios as of August 15, 1997, the newly converted companies increased in value by 6.9 percent on a price-to-book basis, from an average 118.89 percent pro forma P/TB ratio at August 15, 1997, to 129.84 percent as of October 10, 1997. We consider the P/E multiple to be less meaningful given the characteristics of conversion pricing coupled with the fact that most companies reported not meaningful pro forma P/E ratios (i.e., in excess of 30 times annual earnings)

          Table 6 reflects the pricing characteristics and after-market trends for second step conversions of mutual holding companies. Heritage's P/B ratio is priced at a premium relative to these transactions reflecting today's strong market for thrift issues generally as well as new issues.

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 5
                          Market Pricing Comparatives
                         Prices As of October 10, 1997

                                      Market          Per Share Data
                                                    ------------------
                                   Capitalization    Core     Book          Pricing Ratios(3)                Dividends(4)
                                   --------------                   --------------------------------    --------------------------
                                  Price    Market    12-Mth   Value                                      Amount/          Payout
Financial Institution            Share(1)  Value      EPS(2)  Share  P/E   P/B   P/A   P/TB   P/CORE      Share   Yield   Ratio(5)
---------------------            -------- ------    -------  ------ ----- ----- ----- ------ -------    -------- ------- ---------
                                    ($)   ($Mil)      ($)      ($)   (X)   (%)   (%)   (%)     (X)         ($)      (%)     (%)
SAIF-insured Thrifts                24.63  172.95    1.14    15.58  22.53 155.64 19.17 159.59  19.94     0.37     1.57    30.29
Special Selection Grouping(B)       14.75   72.77    0.38    11.55  26.43 129.84 23.93 129.84  26.43     0.30     0.76    14.29

Comparable Group
----------------

Special Comparative Group(B)
----------------------------
FSNJ Bayonne Banchsares of NJ       12.81  115.20   -0.04     9.91    NM  129.26 18.64 129.26    NM      0.17     1.33      NM
OTFC Oregon Trail Fin. Corp of OR   16.44   77.19    0.59    13.29  27.86 123.70 29.71 123.70  27.86     0.00     0.00     0.00
RVSB Riverview Bancrop of WA        14.00   85.79    0.56     9.18  25.00 152.51 32.99 152.51  25.00     0.24     1.71    42.86
SHSB SHS Bancorp, Inc. of PA        15.75   12.92    0.41    13.83    NM  113.88 14.39 113.88    NM      0.00     0.00     0.00

                                             Financial characteristics(6)
                                   -----------------------------------------------
                                    Total Equity/  NPAs/   Reported      Core
                                                         ------------ -------------
Financial Institution              Assets  Assets Assets  ROA    ROE   ROA     ROE
---------------------              ------ ------- ------ ------ ----- ------ ------
                                    ($Mil)   (%)    (%)    (%)   (%)    (%)   (%)
SAIF-insured Thrifts                1,152   12.93   0.79   0.64   5.47  0.85  7.45
Special Selection Grouping(B)         307   18.18   0.73   0.60   2.77  0.68  3.28

Comparable Group
----------------

Special Comparative Group(B)
----------------------------
FSNJ Bayonne Banchsares of NJ         618   14.42   1.22  -0.35  -2.42 -0.06 -0.40
OTFC Oregon Trail Fin. Corp of OR     260   24.02   0.10   1.07   4.44  1.07  4.44
RVSB Riverview Bancrop of WA          260   21.63   0.14   1.32   6.10  1.32  6.10
SHSB SHS Bancorp, Inc. of PA           90   12.64   1.44   0.37   2.96  0.37  2.96

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
October 10, 1997

        --------------------------------------------------------------
                                    Table 6
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically
        --------------------------------------------------------------




                     Institutional Information           Pre-Conversion Data             Offering      Insider Purchases
                                                  -------------------------------
                                                   Financial Info. Asset Quality      Information
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Benefit Plans
                                                                                                   ----------------
                                  Conversion              Equity/  NPAs/   Res.  Gross   % of   Exp./      Recog.  Mgmt.
Institution                 State   Date   Ticker  Assets  Assets  Assets  Cov.  Proc.   Mid. Proc.  ESOP   Plans & Dirs.
-----------                ------   -----  ------ ------- ------- ------- ----- ------- ----- ------ ----------------------------
                                                   ($Mil)   (%)    (%)(2)  (%)  ($Mil)   (%)   (%)    (%)    (%)  (%)(3)
---------------------------------------------------------------------------------------------------------------------------------
Oregon Trail Financial Corp. OR   10/06/97   OTFC    220    10.08%   0.12%  280%  46.9    132%  2.3%   8.0%   4.0%   3.9%
Riverview Bancorp, Inc. (8)  WA  *10/01/97   RVSB    230    11.24%   0.14%  245%  35.7    132%  2.8%   8.0%   4.0%   2.9%
SHS Bancorp, Inc.            PA   10/01/97   SHSB     83     5.52%   1.41%   36%   8.2    132%  5.7%   8.0%   4.0%   5.2%
Ohio State Financial Serv    OH  *09/29/97 P. Sheet   34    14.45%   0.47%   86%   6.3     94%  5.7%   8.0%   4.0%   8.3%
Citizens Bancorp             IN   09/19/97 P. Sheet   46    12.28%   0.45%   84%  10.6    132%  4.6%   8.0%   4.0%  16.1%
WSB Holding Company          PA   08/29/97 P. Sheet   33     6.04%   2.34%   26%   3.3    132%  8.5%   8.0%   4.0%  31.0%
Bayonne Bancshares (8)       NJ   08/22/97   FSNJ    577     8.33%   0.81%   53%  48.7    132%  3.8%   8.0%   4.0%  10.0%

                                          Averages: $186    10.29%   0.81%  109%  28.0    127%  4.6%   8.0%   4.0%   9.7%
                                           Medians:  $89    11.53%   0.61%   68%  16.5    132%  4.3%   8.0%   4.0%   6.8%

                       Averages, Excluding 2nd Step  $83     9.67%   0.96%  128% $15.1    125%  5.3%   8.0%   4.0%  12.9%
                       Medians, Excluding 2nd Steps   46    10.08%   0.47%   84%   8.2    132%  5.7%   8.0%   4.0%   8.3%

                     Institutional Information                    Pro Forma Data
                                                         -----------------------------------
                                                         Pricing Ratios(Fin. Characteristics
--------------------------------------------------------------------------------------------------


                                  Conversion
Institution                 State   Date   Ticker   P/TB  P/E(5)  P/A    ROA   TE/A    ROE
--------------------------------------------------------------------------------------------------
                                                    (%)    (x)    (%)    (%)    (%)    (%)
--------------------------------------------------------------------------------------------------

Oregon Trail Financial Corp. OR   10/06/97   OTFC    75.3% 13.6   18.1%   1.0%  20.7%   5.1%
Riverview Bancorp, Inc. (8)  WA  *10/01/97   RVSB   109.0% 17.7   23.6%   1.3%  21.6%   6.2%
SHS Bancorp, Inc.            PA   10/01/97   SHSB    72.3% 24.5    9.1%   0.4%  12.6%   3.0%
Ohio State Financial Serv    OH  *09/29/97 P. Sheet  62.3% 13.4   16.0%   1.2%  25.7%   4.6%
Citizens Bancorp             IN   09/19/97 P. Sheet  72.9% 14.8   14.8%   1.1%  46.3%   2.4%
WSB Holding Company          PA   08/29/97 P. Sheet  71.4% 16.6    9.2%   0.6%  12.9%   4.3%
Bayonne Bancshares (8)       NJ   08/22/97   FSNJ   100.9%   NM   14.6%    NM   14.4%    NM

                                          Averages:  79.2% 15.9   15.8%   0.8%  23.4%   3.5%
                                           Medians:  72.5% 17.3   15.4%   1.1%  23.7%   4.2%

                       Averages, Excluding 2nd Step  70.8% 20.7   13.4%   1.1%  23.6%   3.9%
                       Medians, Excluding 2nd Steps  72.3% 14.8   14.8%   1.0%  20.7%   4.3%

                     Institutional Information                            Post-IPO Pricing Trends
------------------------------------------------------------------------------------------------------------
                                                                          Closing Price:
------------------------------------------------------------------------------------------------------------
                                                           First           After            After
                                  Conversion         IPO  Trading    %     First     %      First      %
Institution                 State   Date   Ticker   Price   Day     Chg.  Week(6)   Chg.   Month(7)   Chg.
                            -----   ----   ------   -----  -------  ----  -------   ----   --------   ----
                                                     ($)    ($)     (%)     ($)     (%)      ($)      (%)
------------------------------------------------------------------------------------------------------------

Oregon Trail Financial Corp. OR   10/06/97   OTFC   10.00  $16.75    67.5% $16.75    67.5%     N.A.    N.A.
Riverview Bancorp, Inc. (8)  WA  *10/01/97   RVSB   10.00   13.25    32.5%  13.63    36.2%    13.63    36.2%
SHS Bancorp, Inc.            PA   10/01/97   SHSB   10.00   14.75    47.5%  16.25    62.5%    16.25    62.5%
Ohio State Financial Serv    OH  *09/29/97 P. Sheet 10.00   15.50    55.0%  15.50    55.0%    14.88    48.7%
Citizens Bancorp             IN   09/19/97 P. Sheet 10.00   14.00    40.0%  14.00    40.0%    14.75    47.5%
WSB Holding Company          PA   08/29/97 P. Sheet 10.00   13.50    35.0%  14.50    45.0%    13.75    37.5%
Bayonne Bancshares (8)       NJ   08/22/97   FSNJ   10.00   11.75    17.5%  11.88    18.8%    12.38    23.8%

                                          Averages:$11.25  $16.76    44.6% $17.06    47.7%   $17.73    47.6%
                                           Medians:$10.00  $14.31    43.1% $14.63    46.3%   $14.56    45.6%

                       Averages, Excluding 2nd Step$10.00  $14.90    49.0% $15.40    54.0%   $14.91    49.1%
                       Medians, Excluding 2nd Steps 10.00   14.75    47.5%  15.50    55.0%    14.81    48.1%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                 October 10, 1997
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.
-------------------------------------------------------------------------------

RP Financial, LC.
October 13, 1997

                ------------------------------------------------
                Pricing Characteristics and After-Market Trends
                            Second Step Conversions
                ------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                     Institutional Information         Pre-Conversion Data             Offering       Insider Purchases
                                                 -----------------------------
                                                 Financial Info. Asset Quality        Information
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Benefit Plans
                                                                                                   -------------
                                Conversion               Equity/  NPAs/   Res.  Gross    % of   Exp./     Recog.  Mgmt.
Institution               State   Date   Ticker  Assets  Assets  Assets  Cov.  Proc.    Mid. Proc.  ESOP  Plans & Dirs.   P/TB
                                                   ($Mil   (%)     (%)(2 (%)   ($Mil)   (%)   (%)   (%)    (%)  (%)(3)     (%)
---------------------------------------------------------------------------------------------------------------------------------
Riverview Bancorp, Inc.   WA    10/01/97   RVSB   $230    11.24%   0.14%  245%  $35.7  132%  2.8%  8.0%   4.0%   2.9%  109.0%
Bayonne Bancshares         NJ   08/22/97   FSNJ    577     8.33%   0.81%   53%   48.7  132%  3.8%  8.0%   4.0%  10.0%  100.9%
Montgomery Fin. Corp.      IN   07/01/97   MONT     94     9.83%   0.91%   20%   11.9  132%  4.5%  8.0%   4.0%   4.6%   89.1%
Cumberland Mtn. Bncshrs.   KY  *04/01/97 P. Sheet   92     5.14%   1.31%   19%    4.4  132%  8.0%  6.2%   4.0%   4.5%   81.2%
Kenwood Bancorp            OH  *07/01/96 P. Sheet   48     6.88%   0.00%   NM     1.6  102% 22.2%  8.0%   4.0%   6.4%   67.6%
Commonwealth Bancorp       PA  *06/17/96   CMSB  2,054     6.71%   0.51%  109%   98.7  110%  1.9%  8.0%   4.0%   0.1%  109.3%
Westwood Financial Corp.   NJ   06/07/96   WWFC     85     7.05%   0.00%   NM     3.9   99%  9.9%  0.0%   0.0%   2.5%   80.0%
Jacksonville Bancorp       TX   04/01/96   JXVL    198    10.47%   1.41%   36%   16.2  106%  4.4%  8.0%   4.0%   2.0%   77.7%
North Central Bancshares   IA   03/21/96   FFFD    180    16.47%   0.17%  562%     26  106%  3.5%  3.2%   0.0%   0.5%   74.2%
Fidelity Financial of Ohio OH  *03/04/96   FFOH    227    13.23%   0.50%   69%   22.8  132%  3.2%  8.0%   4.0%   5.6%   82.6%
First Colorado Bancorp     CO  *01/02/96   FFBA  1,400    12.71%   0.31%   20%  134.1  105%  1.9% 10.0%   2.0%   2.0%   87.0%
Charter Financial          IL  *12/29/95   CBSB    293    12.17%   0.27%  281%   29.2  116%  3.4%  3.3%   0.0%   0.1%   81.4%
American Nat'l Bancorp     MD  *11/03/95   ANBK    426     6.80%   2.23%   67%   21.8  132%  3.3%  8.0%   4.0%   0.6%   83.9%
First Defiance Fin. Corp.  OH  *10/02/95   FDEF    476    15.27%   0.24%  135%   64.8  132%  2.3%  8.0%   4.0%   0.9%   85.6%
Community Bank Shares      IN  *04/10/95   CBIN    205     7.00%   0.33%   80%   10.1  132%  4.4%  8.0%   0.0%  17.9%   85.5%
Fed One Bancorp            WV  *01/19/95   FOBC    305      9.2%   0.32%  142%   16.1   85%  7.7%  7.0%   4.0%   0.9%   67.9%
Home Financial Corp.       FL  *10/25/94   HOFL  1,005     13.4%   0.91%   44%  175.6  112%  3.1%  8.0%   4.0%   0.6%   86.4%
Jefferson Bancorp          LA  *08/18/94   JEBC    257      6.3%    0.9%   25%   16.1  107%  3.9%  7.0%   3.0%   1.5%   71.7%

                                          Average:$426     9.11%   0.59%  112%  $38.7  106%  4.9%  6.6%   2.8%   3.3%   76.5%
                                          Medians: 257     9.83%   0.50%   69%  $22.8  116%  3.8%  8.0%   4.0%   2.0%   83.9%

                                                      Pro Forma Data                              Post-IPO Pricing Trends
                                       ---------------------------------------------------------------------------------------
                                        Pricing Ratios(4)     Fin. Characteristics                        Closing Price:
                                       -------------------------------------------       ---------------------------------------
                                                                               First          After            After
                                                                         IPO  Trading   %     First     %      First       %
                              P/E(7)P/Core   P/A     ROA   TE/A    ROE   Price   Day    Chg.  Week(5)   Chg.   Month(6)   Chg.
                               (x)    (x)    (%)     (%)    (%)    (%)    ($)    ($)    (%)    ($)      (%)     ($)      (%)
                              ----------------------------------------------------------------------------------------------------
Riverview Bancorp, Inc.       17.7   17.7   23.6%    1.3%  21.6%   6.2%  $10.00  $13.25  32.5% $13.63    36.3%       NA     NA
Bayonne Bancshares              NM     NM   14.6%   -0.5%  14.4%  -6.6%  $10.00   11.75  17.5%  11.94    19.4%   $12.38   23.8%
Montgomery Fin. Corp.         24.1   24.1   16.0%    0.7%  17.9%   3.7%   10.00   11.13  11.3%  11.25    12.5%    12.13   21.3%
Cumberland Mtn. Bncshrs.      13.8   13.8    7.1%    0.5%   8.8%   5.9%   10.00   11.88  18.8%  12.25    22.5%    12.63   26.3%
Kenwood Bancorp                NM     NM    6.0%    0.1%   8.8%   1.7%    10.00      NT    NA      NT      NA        NT    NA
Commonwealth Bancorp          12.1   12.5    8.4%    0.7%   6.7%  10.4%   10.00   10.50   5.0%  10.75     7.5%    10.00    0.0%
Westwood Financial Corp.      10.1   10.1    7.3%    0.7%   9.2%   7.9%   10.00   10.75   7.5%  10.38     3.8%    10.62    6.2%
Jacksonville Bancorp          14.9   14.9   12.6%    0.8%  16.2%   5.2%   10.00    9.75  -2.5%   9.63    -3.8%     9.88   -1.2%
North Central Bancshares      12.1   12.5   19.7%    1.6%  26.5%   6.1%   10.00   10.88   8.8%  10.69     6.9%    10.44    4.4%
Fidelity Financial of Ohio    18.1   18.1   16.6%    0.9%  20.0%   4.6%   10.00   10.50   5.0%  10.00     0.0%    10.13    1.3%
First Colorado Bancorp        12.7   13.4   13.2%    1.0%  15.2%   6.9%   10.00   11.44  14.4%  11.63    16.3%    12.00   20.0%
Charter Financial             12.3   12.3   15.5%    1.3%  19.1%   6.6%   10.00   10.81   8.1%  10.88     8.8%    11.38   13.8%
American Nat'l Bancorp        17.7   17.7    9.0%    0.5%  10.7%   4.7%   10.00    9.38  -6.3%   9.75    -2.5%     9.88   -1.3%
First Defiance Fin. Corp.     18.2   18.2   20.6%    1.1%  24.1%   4.7%   10.00   10.38   3.8%  10.31     3.1%    10.13    1.3%
Community Bank Shares         10.3    9.0    9.3%    0.9%  10.9%   8.3%   10.00   12.00  20.0%  12.75    27.5%    12.25   22.5%
Fed One Bancorp                9.0    9.0    8.8%    1.0%  13.0%   7.6%   10.00   11.00  10.0%  11.00    10.0%    11.62   16.2%
Home Financial Corp.          10.6   12.4   21.3%    2.0%  24.6%   8.2%   10.00    9.59  -4.1%  10.00     0.0%    10.31    3.1%
Jefferson Bancorp             10.2   10.2    7.9%    0.8%  11.1%   7.0%   10.00   13.00  30.0%  14.25    42.5%    14.25   42.5%

                              13.2   13.3   12.2%    0.9%  14.3%   5.9% $8.95   10.44     8.8% $10.60     9.5%    $9.86   10.4%
                              12.7   13.4   13.2%    0.9%  15.2%   6.2%$10.00  $10.94     8.4% $10.94     8.1%   $10.62    6.2%

                                                            October 13, 1997

Note:"NT" -- Not Traded; "NA" -- Not Applicable, Not Avaibable.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Price to core earnings if converted after 9/30/96 due to impact of SAIF assessment.
------------------------------------------------------------------------------

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 15

Summary of Adjustments
----------------------

We have changed only one key valuation parameter since the Original Appraisal, as shown below.

                                                              Previous                  Current
Key Valuation Parameters:                               Valuation Adjustment      Valuation Adjustment
------------------------                                --------------------      --------------------
Financial Condition                                     No Adjustment             No Change
Profitability, Growth and Viability of Earnings         Moderate Downward         No Change
Asset Growth                                            No Adjustment             No Change
Primary Market Area                                     No Adjustment             No Change
Dividends                                               No Adjustment             No Change
Liquidity of the Shares                                 Slight Downward           No Change
Marketing of the Issue                                  No Adjustment             Moderate Upward
Management                                              No Adjustment             No Change
Effect of Government Regulations & Regulatory Reform    No Adjustment             No Change

          There were no material changes in the updated financial condition of the Bank and the Peer Group and in their updated operating results. Heritage's balance sheet remained substantially unchanged while reported and adjusted earnings also remained relatively consistent in relation to the Peer Group. The factors concerning the valuation parameters of asset growth, primary market area, dividends, liquidity of the shares, management and effect of government regulation and regulatory reform did not change since the Original Appraisal date. Accordingly, those parameters were not discussed further in this update.

          The new issue market for thrift stocks remains strong with all the recent issues being oversubscribed and trading above their IPO price. Additionally, we also considered the increase in the Peer Group prices in the range of 9 to 14 percent coupled with the continued retention of earnings by Heritage through the quarter ended September 30, 1997. We have also considered the results of recent second step offerings of mutual holding companies including the offering of Riverview Bancorp, Inc., Camas, Washington, which was oversubscribed and increased by more than 30 percent in aftermarket trading.

Valuation Approaches
--------------------

          In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Heritage's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches --all performed on a pro forma basis including the effects of the conversion proceeds from selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, the valuation parameters for effective tax rate, reinvestment rate, offering expenses and stock benefit plan assumptions have been derived from the assumptions set forth in the prospectus. In this regard, Heritage has reduced the anticipated level of ESOP and Recognition Plan purchases from 8 percent and 4 percent of the total offering, respectively, to 2 percent and 1 percent, respectively. The amortization of the ESOP remains unchanged at 15 years and the recognition plan will continue to be amortized over 5 years. The pro assumptions are summarized in Exhibits 3 and 4.

          Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. To capture the anticipated aftermarket trading of Heritage's stock, the updated appraisal

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 16

also incorporates a technical analysis of recently completed stock conversions, including principally the P/B approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

          Based on the foregoing, we have concluded that the pro forma market value range of Heritage's stock is subject to an increase. Therefore, as of October 10, 1997, the pro forma market value of Heritage's conversion stock has been increased from $53,034,770 to $73,713,700 (please note that this figure reflects rounding of the stock offering amount). This updated midpoint value reflects a 39 percent increase in value relative to the Original Appraisal, and incorporates the valuation impact of the reduction of the stock benefit plans and the strength of the new issue market, including the market for second step conversions.

          The Bank has adopted Statement of Position ("SOP" 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of the Bank's adoption of SOP 93-6 in the determination of Heritage's pro forma value.

               1.   P/TB Approach.  Based on the updated midpoint value of $73.7
                    -------------
million, Heritage's pro forma P/TB ratio at the midpoint equaled 97.24 percent. The resulting discount relative to the Peer Group's average and median P/TB ratio equaled 43.9 and 45.7 percent, respectively, versus 42.2 percent and 35.9 percent, respectively in the Original Appraisal. RP Financial considered the discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously, the nature of the calculation of the pro forma P/TB ratio which mathematically results in a ratio discounted to book value, comparatively lower ROE and the resulting pricing ratios under the earnings and assets approaches.

               2.   P/E Approach.  The application of the P/E valuation method
                    ------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. The typical financial institution's earnings are more heavily influenced by standard sources of profitability rather than on gains, and thus we look to base the valuation primarily on "core" profitability. In the case of Heritage, however, gains on sale of loans stemming from the Bank's mortgage banking activities have represented approximately 80 percent of pre-tax profits on average over the last five fiscal years. In Table 2, we evaluated the Bank's adjusted earnings inclusive and exclusive of the gains on sale of loans, both excluding non-operating items (the gain on the sale of premises). In evaluating the Peer Group, we have computed core earnings, which excludes all gains/losses as well as the impact of the SAIF assessment and extraordinary items. (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit 2, including the SAIF assessment.) The same adjustments applied to the Bank would result in "core" earnings being very low, given the Bank's earnings composition. For these reasons, we have considered both reported earnings of $2.162 million and "core" earnings of $0.798 million (computed in the same fashion as the Peer Group's core earnings) in reaching a valuation conclusion. We have also considered the Bank's adjusted earnings to account only for the non-operating items (the gain on sale of premises), approximating $2.1 million. In comparison, the Bank's business plan indicates an annual earnings rate of $2.26 million on a pre-conversion basis.

          Based on Heritage's reported and core earnings, and incorporating the impact of the pro forma assumptions discussed previously, including the revised benefit plan assumptions, as well as the revised $73,713,700 midpoint value, the indicated pro forma P/E multiples at the midpoint and supermaximum relative to the Peer Group medians are as follows:

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 17

                                                                                   Peer
                                                           Heritage    Heritage    Group
                                                           Midpoint    Supermax    Median
     Reported Earnings                                      17.72x      20.27x      20.58x
     "Core" Earnings (excludes gain on sale of loans)       26.37x      28.29x      18.04x
     Adjusted Earnings (includes gains on sale of loans)    17.99x      20.53x       N/A


          RP Financial also considered the impact of SOP 936 in examining the Bank's P/E ratios.


               The implied conversion pricing ratios relative to the Peer Group's pricing ratios are indicated in Table 8, and the updated pro forma calculations are detailed in Exhibits 3 and 4.

               3.   P/A Approach.  P/A ratios are generally not as a reliable
                    ------------
indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the $73.7 million midpoint value, Heritage exhibited a pro forma P/A ratio of 24.89 percent. In comparison to the Peer Group's median P/A ratio of 23.53 percent, Heritage's P/A ratio indicated a premium of 5.8 percent (versus a discount of 2.6 percent at the midpoint valuation in the Original Appraisal).

Summary
-------
          We have concluded that the Bank's estimated pro forma market value should be increased since the date of the Original Appraisal based on the revised benefit plan assumptions (i.e., the ESOP and Recognition Plans are purchasing 2 percent and 1 percent of the offering, respectively), trends exhibited in the market for thrift stocks and the growth of the Bank's capital and earnings based on updated financial data. Accordingly, it is our opinion, as of October 10, 1997 the aggregate pro forma market value of the Bank, inclusive of the sale of the MHC's ownership interest in the Subscription and Community Offering was $73,713,700 at the midpoint. Based on this valuation and the approximate 67.83 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint value of the Holding Company's stock offering was $50,000,000 (i.e., 0.6783 x $73,713,700), equal to 5,000,000 shares at a per share value of $10.00. Pursuant to regulatory conversion guidelines, the 15 percent offering range includes a minimum offering value of $42,500,000 and a maximum value of $57,500,000. Based on the $10.00 per share offering price, this range equates to an offering of 4,250,000 shares at the minimum to 5,750,000 shares at the maximum. The Holding Company's offering also includes a provision for a superrange, which if exercised, would result in an offering size of $66,125,000, equal to 6,612,500 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 8, and the key valuation assumptions are detailed in Exhibit 3. The pro forma calculations for the range are detailed in Exhibit 4.

Establishment of Exchange Ratio
-------------------------------

          The conversion regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Holding Company. The Board of Trustees of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Minority Shares, adjusted for the impact of waived dividends and Mutual Holding Company assets, which is an approximate 32.17 percent ownership interest.

RP Financial, LC.
Boards of Directors
October 10, 1997
Page 18

Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be
3.3064 shares, 3.8899 shares, 4.4734 shares and 5.1444 shares of Heritage Financial Corp. stock issued for each Minority Share, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

          The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the Minority Shares or on the proposed Exchange Ratio.

                                    Table 9
                                 Heritage Bank
                        Calculation of Exchange Ratios

                             Shares     Price/     Exchange        Implied
                             Offered    Share      Shares(1)    Exch. Ratio(2)
                            ---------  --------   -----------   --------------
          Super Maximum    6,612,500    $10.00    3,136,136        5.1444
          Maximum          5,750,000     10.00    2,727,075        4.4734
          Midpoint         5,000,000     10.00    2,371,369        3.8899
          Minimum          4,250,000     10.00    2,015,664        3.3064

          (1) Calculated to preserve the Minority Shares percentage ownership in the Holding Company at 32.17 percent.

          (2) Calculated as pro forma exchange shares divided by 609,616 existing Minority Shares outstanding.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/ Ronald S. Riggins
                                            Ronald S. Riggins


                                        /s/ James P. Hennessey
                                            James P. Hennessey
                                            Senior Vice President

RP FINANCIAL, L.C.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 8
                             Public Market Pricing
                       Heritage Bank and the Comparables
                            As of October 10, 1997

                                          Market             Per Share Data
                                                             --------------
                                         Capitalization     Core     Book         Pricing Ratios(3)                     Dividends(4)
                                         --------------                           -----------------                     -----------
                                           Price/   Market   12-Mth   Value/                                               Amount/
                                         Share(1)   Value    EPS(2)   Share   P/E     P/B      P/A     P/TB     P/CORE     Share
                                         --------   -----    ------   -----   ---     ---      ---     ----     -----      -----
                                              ($)    ($Mil)     ($)      ($)    (X)      (%)      (%)     (%)        (X)      ($)
Heritage Bank
-------------
Superrange                                 10.00    97.49     0.49     9.36   20.27   106.86   31.28   106.86    28.29    0.08
Range Maximum                              10.00    84.77     0.53     9.79   19.00   102.16   27.94   102.16    27.36    0.08
Range Midpoint                             10.00    73.71     0.56    10.28   17.72    97.24   24.89    97.24    26.37    0.10
Range Minimum                              10.00    62.66     0.62    10.95   16.24    91.29   21.68    91.29    25.13    0.12

SAIF-Insured Thrifts(7)
-----------------------
Averages                                   24.63   172.95     1.14    15.58   22.53   155.64   19.17   159.27    19.94    0.37
Medians                                       --       --       --       --   22.85   149.53   17.30   151.38    19.96      --


All Non-MHC State of WA(7)
--------------------------
Averages                                   24.70   318.65     1.24    12.71   21.39   192.40   22.09   200.84    19.29    0.34
Medians                                       --       --       --       --   20.58   177.98   23.54   198.56    18.04      --

Comparable Group Averages
-------------------------
Averages                                   24.72   167.20     1.16    14.74   23.73   173.22   22.61   179.15    21.53    0.45
Medians                                       --        --       --      --   25.11   161.19   23.53   168.11    20.52      --

State of WA
-----------

CASB  Cascade SB of Everett WA(7)          13.75    35.34     0.71     8.78   29.26   156.61    9.60   156.61    19.37    0.00
FMSB  First Mutual SB of Bellevue WA       29.50    79.71     1.52    10.91   18.91   270.39   18.45   270.39    19.41    0.20
FWWB  First Savings Bancorp of WA          26.25   276.12     0.84    14.13   29.49   185.77   27.40   201.92       NM    0.28
FBHW  FirstBank Corp. of Clarkson WA       17.12    33.97     0.44    14.00      NM   122.29   22.06   122.29       NM    0.00
HRZB  Horizon Financial Corp. of WA        17.50   129.80     1.05    10.91   16.36   160.40   25.03   160.40    16.67    0.44
IWBK  Interwest SB of Oak Harbor WA        40.50   325.46     2.47    15.46   22.25   261.97   17.76   267.86    16.40    0.64
RVSB  Riverview Bancorp of WA              14.00    85.79     0.56     9.18   25.00   152.51   32.99   152.51    25.00    0.24
STSA  Sterling Financial Corp. of WA       21.12   117.58     0.90    12.41      NM   170.19    6.97   195.19    23.47    0.00
WFSL  Washington FS&LA of Seattle WA       31.62  1500.75     2.14    14.66   16.30   215.69   26.05   236.15    14.78    0.92
WAHU  Washington Mutual Inc. of WA(7)      67.87  8575.85     2.42    19.30      NM       NM   17.59       NM    28.05    1.08

Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO             19.25    50.57     0.97    17.18   24.68   112.05   24.30   112.05    19.85    0.28
FFHH  FSF Financial Corp. of MN            20.31    61.60     0.99    14.16   26.04   143.43   16.29   143.43    20.52    0.50
FFBA  First Colorado Bancorp of CO         20.75   343.64     0.77    11.76   26.60   176.45   22.76   178.88    26.95    0.48
FMSB  First Mutual SB of Bellevue WA       29.50    79.71     1.52    10.91   18.91   270.39   18.45   270.39    19.41    0.20
FWWB  First Savings Bancorp of WA          26.25   276.12     0.84    14.13   29.49   185.77   27.40   201.92       NM    0.28
HRZB  Horizon Financial Corp. of WA        17.50   129.80     1.05    10.91   16.36   160.40   25.03   160.40    16.67    0.44
IWBK  Interwest SB of Oak Harbor WA        40.50   325.46     2.47    15.46   22.25   261.97   17.76   267.86    16.40    0.64
KFBI  Klamath First Bancorp of OR          23.00   230.44     0.83    14.20      NM   161.97   31.66   161.97    27.71    0.30
UBMT  United Fin. Corp. of MT              24.00    29.35     1.16    19.95   25.53   120.30   27.25   120.30    20.69    0.98
WSTR  Westerfed Fin. Corp. of NT           26.12   145.36     1.02    18.73      NM   139.46   15.21   174.25    25.61    0.44

                                          Dividends(4)                  Financial Charateristics(6)                      MEMO:
                                          -----------                   ---------------------------
                                                    Payout    Total   Equity/   NPAs/    Reported Core                  Exchange
                                           Yield   Ratio(5)  Assets   Assets   Assets  ROA      ROE     ROA     ROE       Ratio
                                           -----   -------   ------   ------   ------  ---      ---     ---     ---
                                            (%)        (%)   ($Mil)       (%)     (%)  (%)      (%)     (%)     (%)
Heritage Bank
-------------
Superrange                                 0.78     15.76      312     29.28   0.16    1.54     5.27    1.11     3.78    5.1444
Range Maximum                              0.84     16.02      303     27.35   0.16    1.47     5.38    1.02     3.73    4.7434
Range Midpoint                             1.03     18.22      296     25.59   0.17    1.40     5.49    0.94     3.69    3.8899
Range Minimum                              1.21     19.65      289     23.75   0.17    1.33     5.62    0.86     3.63    3.3064

SAIF-Insured Thrifts(7)
-----------------------
Averages                                   1.57     30.29    1,152     12.93   0.79    0.64     5.47    0.85     7.45
Medians                                      --        --        --       --     --      --       --      --       --


All Non-MHC State of WA(7)
--------------------------
Averages                                   1.31     25.02    1,456     12.47   0.64    1.04     8.91    1.09    10.15
Medians                                      --        --       --        --     --      --       --      --       --

Comparable Group Averages
-------------------------
Averages                                   1.91     37.26      768     14.30   0.28    0.96     7.36    1.11     8.40
Medians                                      --        --       --        --     --      --       --      --       --

State of WA
-----------

CASB  Cascade SB of Everett WA(7)          0.00      0.00      368      6.13   0.41    0.35     5.65    0.52     8.53
FMSB  First Mutual SB of Bellevue WA       0.68     13.16      432      6.82   0.01    1.02    15.34    1.00    14.95
FWWB  First Savings Bancorp of WA          1.07     33.33    1,008     14.75   0.30    1.05     6.25    1.00     5.90
FBHW  FirstBank Corp. of Clarkson WA       0.00      0.00      154     18.04   2.07    0.70     3.86    0.57     3.14
HRZB  Horizon Financial Corp. of WA        2.51     41.90      519     15.60     NA    1.57     9.99    1.54     9.80
IWBK  Interwest SB of Oak Harbor WA        1.58     25.91    1,833      6.78   0.64    0.87    12.91    1.18    17.52
RVSB  Riverview Bancorp of WA              1.71     42.86      260     21.63   0.14    1.32     6.10    1.32     6.10
STSA  Sterling Financial Corp. of WA       0.00      0.00    1,686      4.10   0.61    0.10     2.46    0.3      7.91
WFSL  Washington FS&LA of Seattle WA       2.91     22.99    5,660     12.08   0.73    1.67    14.37    1.84    15.85
WAHU  Washington Mutual Inc. of WA(7)      1.59     44.63   48,764      5.00   0.81    0.35     6.81    0.74    14.45

Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO             1.45     28.87      208     21.69   0.73    1.07     4.43    1.33     5.51
FFHH  FSF Financial Corp. of MN            2.46     50.51      378     11.35   0.03    0.66     5.22    0.84     6.63
FFBA  First Colorado Bancorp of CO         2.31     62.34    1,510     12.90   0.23    0.86     6.02    0.84     5.94
FMSB  First Mutual SB of Bellevue WA       0.68     13.16      432      6.82   0.01    1.02    15.34    1.00    14.95
FWWB  First Savings Bancorp of WA          1.07     33.33    1,008     14.75   0.30    1.05     6.25    1.00     5.90
HRZB  Horizon Financial Corp. of WA        2.51     41.90      519     15.60     NA    1.57     9.99    1.54     9.80
IWBK  Interwest SB of Oak Harbor WA        1.58     25.91    1,833      6.78   0.64    0.87    12.91    1.18    17.52
KFBI  Klamath First Bancorp of OR          1.30     36.14      728     19.55   0.08    0.81     3.67    1.23     5.54
UBMT  United Fin. Corp. of MT              4.08        NM      108     22.65     NA    1.09     4.70    1.34     5.80
WSTR  Westerfed Fin. Corp. of NT           1.68     43.14      956     10.91   0.25    0.63     5.09    0.79     6.41

                                         MEMO:
                                      Offering
                                        ($Mil)
Heritage Bank
-------------
Superrange                                66.1
Range Maximum                             57.5
Range Midpoint                            50.0
Range Minimum                             42.5

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(701) 528-1700                        Table 8
                               Public Marketing Pricing
                           Heritage Bank and the Comparables
                               As of October 10, 1997


                           Market       Per Share Data
                                       -------------------
                       Capitalization    Core     Book               Pricing Ratios(3)                   Dividends(4)
                      ----------------                      -----------------------------------   ------------------------
                       Price/  Market    12-Mth   Value/                                           Amount/        Payout
                      Share(1)  Value    EPS(2)   Share    P/E    P/B    P/A    P/TB    P/CORE     Share   Yield  Ratio(5)
                      -------- ------    ------   -----    ---   ----   ----    ----    ------    -------  -----  --------
                        ($)    ($Mil)      ($)     ($)     (K)    (%)    (%)    (%)       (X)       ($)     (%)     (%)

                                             Financial Characteristics(6)
                     ------------------------------------------------------------------------
                     Total     Equity/    NPAs/             Reported               Core
                                                     ---------------------    ---------------
                     Assets    Assets    Assets        ROA         ROE         ROA      ROE
                     ------    -------   ------      ------       --------    -----    ------
                     ($Mil)      (%)      (%)         (%)          (%)         (%)      (%)

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E * Price to Earnings; P/B * Price to Book; P/A * Price to Assets; P/TB * Price to Tangible Book; P/CORE * Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Sources: Corporate reports, offering circulars, and RP Financial,Inc.
         calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                   EXHIBITS

RP Financial, LC.



                               LIST OF EXHIBITS

Exhibit
Number               Description
-------              -----------
  1            Stock Prices:  As of October 10, 1997

  2            Peer Group Core Earnings Analysis

  3            Pro Forma Analysis Sheet

  4            Pro Forma Effect of Conversion Proceeds

  5            Firm Qualifications Statement

                                   EXHIBIT 1

                                 Stock Prices
                            As of October 10, 1997

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                 Exhibit IV-1
                     Weekly Thrift Market Line - Part One
                         Prices As Of October 10, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(302)                     24.36   5,521   178.7        25.15   15.54   23.85    2.14  238.02    43.47
     NYSE Traded Companies(9)                      45.41  36,632 1,885.2        46.55   25.75   44.17    3.22  342.18    51.61
     AMEX Traded Companies(17)                     20.12   3,580    84.8        21.79   13.80   19.84    1.42  303.95    32.66
     NASDAQ Listed OTC Companies(276)              23.89   4,563   125.4        24.62   15.30   23.39    2.14  224.22    43.84
     California Companies(21)                      30.37  18,905   853.5        31.12   17.56   29.67    2.57  164.06    51.06
     Florida Companies(5)                          31.74  13,095   447.4        32.18   16.92   28.52    7.96  205.30    56.86
     Mid-Atlantic Companies(60)                    25.64   6,318   175.1        26.19   15.71   25.20    1.75  217.97    53.27
     Mid-West Companies(144)                       22.75   3,422    99.2        23.48   14.85   22.23    2.30  262.77    39.27
     New England Companies(9)                      30.35   5,009   186.0        30.83   17.58   29.65    2.72  421.94    57.18
     North-West Companies(8)                       23.97  11,479   333.1        25.26   17.14   23.68    1.17  184.69    38.11
     South-East Companies(42)                      23.73   3,527    81.4        25.34   16.30   23.66    0.81  208.65    36.26
     South-West Companies(7)                       20.63   1,898    44.5        21.12   12.79   20.16    2.93   25.93    46.64
     Western Companies (Excl CA)(6)                22.50   5,288   116.5        22.85   15.78   21.82    3.16  337.62    33.43
     Thrift Strategy(240)                          23.26   3,648    93.8        24.01   15.16   22.79    2.09  213.51    41.65
     Mortgage Banker Strategy(37)                  29.30  14,018   588.7        30.26   17.51   28.90    1.47  307.33    53.72
     Real Estate Strategy(10)                      26.59   7,817   242.0        27.46   15.32   25.95    1.81  230.40    51.57
     Diversified Strategy(11)                      37.88  25,590 1,043.1        39.02   21.15   35.80    5.98  227.26    51.47
     Retail Banking Strategy(4)                    18.03   3,472    72.9        19.22   12.00   17.50    2.79  410.71    32.23
     Companies Issuing Dividends(255)              24.56   5,375   177.6        25.39   15.72   24.09    2.05  251.12    42.14
     Companies Without Dividends(47)               23.19   6,367   184.9        23.76   14.49   22.43    2.64  150.33    52.75
     Equity/Assets less than 6%(23)                28.83  17,625   619.4        29.64   16.48   27.97    2.62  200.64    53.18
     Equity/Assets 6-12%(142)                      27.47   5,885   214.5        28.16   16.51   26.81    2.66  254.04    51.00
     Equity/Assets >12%(137)                       20.62   3,183    71.9        21.51   14.45   20.32    1.56  192.41    33.69
     Converted Last 3 Mths (no MHC)(3)             15.00   4,836    68.4        15.35   12.16   14.96    0.26    0.00    63.39
     Actively Traded Companies(41)                 34.04  17,298   735.9        34.97   20.13   33.15    3.19  263.43    54.97
     Market Value Below $20 Million(50)            18.60     835    14.4        18.94   12.77   17.88    3.97  266.50    38.39
     Holding Company Structure(267)                24.40   5,315   178.0        25.18   15.67   23.86    2.28  223.00    42.54
     Assets Over $1 Billion(60)                    35.88  17,646   698.1        36.76   21.12   34.96    2.46  279.61    50.17
     Assets $500 Million-$1 Billion(49)            23.84   5,718   120.6        24.75   14.39   23.61    1.35  264.60    51.68
     Assets $250-$500 Million(66)                  24.53   2,624    60.5        25.20   15.63   24.06    1.90  219.20    48.71
     Assets less than $250 Million(127)            19.27   1,452    26.5        20.04   13.42   18.81    2.41  144.09    34.18
     Goodwill Companies(124)                       28.66   9,073   309.5        29.42   17.22   28.00    2.32  270.53    49.01
     Non-Goodwill Companies(177)                   21.45   3,127    90.5        22.27   14.42   21.05    1.95  189.25    39.41
     Acquirors of FSLIC Cases(10)                  39.33  33,589 1,695.9        40.25   22.86   38.14    4.35  328.81    55.97

                                                            Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.   Book    Book
                                                        12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                           ($)     ($)     ($)     ($)     ($)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(302)                             0.85    1.16   15.77   15.45   153.86
     NYSE Traded Companies(9)                              1.96    2.77   20.08   19.19   358.54
     AMEX Traded Companies(17)                             0.55    0.84   15.60   15.41   109.57
     NASDAQ Listed OTC Companies(276)                      0.84    1.12   15.63   15.33   149.50
     California Companies(21)                              0.96    1.43   17.01   16.41   262.00
     Florida Companies(5)                                  0.98    0.88   13.59   12.87   185.74
     Mid-Atlantic Companies(60)                            0.98    1.36   16.19   15.55   168.74
     Mid-West Companies(144)                               0.82    1.08   15.71   15.38   135.55
     New England Companies(9)                              0.81    1.39   17.48   16.28   242.59
     North-West Companies(8)                               0.87    1.12   14.11   19.67   128.61
     South-East Companies(42)                              0.76    0.99   15.03   14.70   119.15
     South-West Companies(7)                               0.62    1.09   14.77   14.00   192.60
     Western Companies (Excl CA)(6)                        0.89    1.05   15.96   15.27   106.34
     Thrift Strategy(240)                                  0.80    1.10   15.97   15.76   139.46
     Mortgage Banker Strategy(37)                          1.12    1.48   15.48   14.45   229.08
     Real Estate Strategy(10)                              0.90    1.39   14.35   14.06   220.82
     Diversified Strategy(11)                              1.60    1.86   14.01   13.46   198.90
     Retail Banking Strategy(4)                            0.18    0.00   13.14   12.70   169.23
     Companies Issuing Dividends(255)                      0.91    1.22   15.88   15.38   150.76
     Companies Without Dividends(47)                       0.51    0.79   15.11   15.89   171.81
     Equity/Assets less than 6%(23)                        0.96    1.57   13.78   12.91   286.16
     Equity/Assets 6-12%(142)                              1.04    1.39   16.12   15.40   194.07
     Equity/Assets >12%(137)                               0.66    0.87   15.76   15.92    93.44
     Converted Last 3 Mths (no MHC)(3)                     0.25    0.32   12.34   26.38    77.83
     Actively Traded Companies(41)                         1.46    2.00   17.37   16.73   234.07
     Market Value Below $20 Million(50)                    0.52    0.82   15.27   15.23   121.47
     Holding Company Structure(267)                        0.83    1.13   16.01   15.73   150.93
     Assets Over $1 Billion(60)                            1.33    1.85   17.82   16.52   253.25
     Assets $500 Million-$1 Billion(49)                    0.91    1.11   14.07   13.60   153.29
     Assets $250-$500 Million(66)                          0.87    1.18   16.43   16.61   161.24
     Assets less than $250 Million(127)                    0.62    0.85   15.15   15.09   105.53
     Goodwill Companies(124)                               1.07    1.42   16.38   15.23   201.11
     Non-Goodwill Companies(177)                           0.71    0.99   15.36   15.61   122.15
     Acquirors of FSLIC Cases(10)                          1.66    2.43   18.85   17.79   305.74

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of October 10, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(64)                       26.88   8,048   237.4        27.59   15.94   26.52    1.53  249.51    53.23
     NYSE Traded Companies(2)                      43.81  74,382 2,666.3        45.09   27.69   43.47    3.06  134.79    47.44
     AMEX Traded Companies(6)                      25.52   4,007    97.8        26.23   15.05   25.41    0.23  128.73    56.75
     NASDAQ Listed OTC Companies(56)               26.35   5,835   155.4        27.05   15.57   25.96    1.62  270.86    53.04
     California Companies(4)                       21.62   6,822   159.4        22.16   12.37   21.75   -0.70  513.78    48.96
     Mid-Atlantic Companies(15)                    28.52  17,788   561.8        29.34   16.57   28.20    1.46  178.46    52.90
     Mid-West Companies(2)                         12.75     942    12.0        12.75    9.50   12.37    3.07    0.00    25.99
     New England Companies(34)                     26.50   4,649   129.9        27.27   15.35   26.12    1.66  263.14    57.25
     North-West Companies(4)                       24.42   6,879   161.9        24.42   13.31   23.00    5.75  166.94    59.13
     South-East Companies(5)                       31.70   2,083    46.4        32.42   22.60   31.65   -0.56    0.00    34.57
     Thrift Strategy(44)                           27.10   4,980   169.0        27.83   16.32   26.72    1.76  242.17    52.64
     Mortgage Banker Strategy(8)                   27.86  25,700   622.4        28.35   15.76   27.31    2.17  273.89    60.17
     Real Estate Strategy(6)                       20.50   4,200    85.3        21.53   11.85   20.81   -1.48  357.07    42.48
     Diversified Strategy(6)                       29.19  13,224   433.5        29.84   16.34   28.69    0.94  182.86    59.79
     Companies Issuing Dividends(52)               28.16   8,449   256.9        28.90   16.82   27.81    1.27  240.20    51.73
     Companies Without Dividends(12)               19.01   5,594   117.9        19.60   10.53   18.61    3.10  342.57    62.25
     Equity/Assets less than 6%(5)                 18.86  30,528   695.6        19.12    9.53   18.23    3.48  174.55    88.30
     Equity/Assets 6-12%(43)                       28.77   6,271   223.0        29.61   16.49   28.40    1.52  264.03    55.06
     Equity/Assets >12%(16)                        23.88   6,576   146.5        24.40   16.25   23.63    0.99   53.24    36.98
     Actively Traded Companies(19)                 29.04  11,777   323.7        29.72   16.55   28.41    2.85  302.83    55.61
     Market Value Below $20 Million(6)             16.82     940    15.4        17.12   10.80   16.32    2.91  320.00    38.47
     Holding Company Structure(42)                 26.57   6,929   189.7        27.34   16.02   26.34    0.96  247.46    50.17
     Assets Over $1 Billion(15)                    31.84  22,938   743.6        32.51   18.44   31.57    1.00  242.04    55.79
     Assets $500 Million-$1 Billion(16)            29.06   5,024   121.9        29.81   17.13   28.61    1.45  227.52    54.59
     Assets $250-$500 Million(15)                  22.51   2,968    62.5        23.37   12.94   22.12    2.18  276.69    51.53
     Assets less than $250 Million(18)             23.94   1,478    29.9        24.53   15.16   23.62    1.48  260.93    51.11
     Goodwill Companies(30)                        28.53  12,019   377.5        29.23   16.92   28.13    1.62  237.99    53.47
     Non-Goodwill Companies(34)                    25.39   4,474   111.3        26.12   15.06   25.07    1.44  269.67    53.03


                                                            Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.   Book    Book
                                                        12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                           ($)     ($)     ($)     ($)     ($)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(64)                               1.57    1.56   15.61   14.79   155.54
     NYSE Traded Companies(2)                              2.11    2.21   20.33   13.43   244.47
     AMEX Traded Companies(6)                              1.14    1.11   16.02   13.92   167.23
     NASDAQ Listed OTC Companies(56)                       1.60    1.59   15.37   14.96   150.47
     California Companies(4)                               1.37    1.27   12.48   12.46   155.24
     Mid-Atlantic Companies(15)                            1.22    1.30   15.94   14.08   167.40
     Mid-West Companies(2)                                 0.21    0.32   12.77   12.04    50.95
     New England Companies(34)                             1.89    1.83   14.36   13.80   167.32
     North-West Companies(4)                               1.17    1.14   11.98   11.61   108.54
     South-East Companies(5)                               1.29    1.33   26.77   26.77    98.52
     Thrift Strategy(44)                                   1.53    1.52   16.49   15.55   149.68
     Mortgage Banker Strategy(8)                           1.51    1.57   14.44   14.00   187.42
     Real Estate Strategy(6)                               1.52    1.45   11.02   11.01   129.69
     Diversified Strategy(6)                               2.12    2.08   13.04   12.03   187.10
     Companies Issuing Dividends(52)                       1.53    1.52   16.32   15.38   160.69
     Companies Without Dividends(12)                       1.81    1.77   11.28   11.18   123.96
     Equity/Assets less than 6%(5)                         1.13    1.04    7.41    7.19   136.87
     Equity/Assets 6-12%(43)                               1.88    1.85   15.32   14.20   182.24
     Equity/Assets >12%(16)                                0.82    0.88   18.77   18.63    86.48
     Actively Traded Companies(19)                         1.87    1.81   15.29   14.53   179.62
     Market Value Below $20 Million(6)                     1.44    1.50   13.44   13.25    85.19
     Holding Company Structure(42)                         1.50    1.49   15.91   15.22   141.22
     Assets Over $1 Billion(15)                            1.79    1.80   15.24   13.73   182.56
     Assets $500 Million-$1 Billion(16)                    1.85    1.78   16.33   15.03   183.85
     Assets $250-$500 Million(15)                          1.20    1.20   13.19   12.91   133.59
     Assets less than $250 Million(18)                     1.42    1.43   17.63   17.48   120.12
     Goodwill Companies(30)                                1.61    1.59   15.69   13.97   188.18
     Non-Goodwill Companies(34)                            1.53    1.53   15.54   15.54   126.16

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                       (continued)
                                        Weekly Thrift Market Line - Part One
                                           Prices As Of October 10, 1997

                                               Market Capitalization                      Price Change Data
                                              -----------------------      -----------------------------------------------
                                                       Shares  Market          52 Week (1)              % Change From
                                                                           ---------------         -----------------------
                                               Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                    Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                    ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                 ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(20)                   29.80   5,158    63.8        30.22   13.87   27.34    8.46  369.88    99.98
     BIF-Insured Thrifts(2)                     33.12  32,163   451.4        33.12   12.75   28.38   17.67  358.96   139.04
     NASDAQ Listed OTC Companies(22)            30.19   8,335   109.4        30.56   13.73   27.46    9.55  366.24   105.56
     Florida Companies(3)                       34.75   5,931    97.7        35.38   16.25   33.22    4.66    0.00    81.42
     Mid-Atlantic Companies(10)                 30.60   6,470    73.1        30.82   12.57   27.21   11.53  345.00   145.29
     Mid-West Companies(7)                      26.45   2,109    24.6        27.05   14.32   24.60    7.61  394.75    71.11
     New England Companies(1)                   36.12  61,054   883.2        36.12   16.25   32.50   11.14  358.96    87.64
     Thrift Strategy(21)                        29.82   5,040    61.0        30.21   13.58   27.15    9.45  369.88   106.94
     Diversified Strategy(1)                    36.12  61,054   883.2        36.12   16.25   32.50   11.14  358.96    87.64
     Companies Issuing Dividends(21)            31.00   8,683   114.9        31.37   13.74   28.10   10.14  366.24   105.56
     Companies Without Dividends(1)             17.25   2,760    21.4        17.50   13.62   17.25    0.00    0.00     0.00
     Equity/Assets 6-12%(16)                    31.79  10,134   135.6        32.13   13.99   28.46   11.38  366.24   111.94
     Equity/Assets >12%(6)                      25.00   2,487    24.2        25.44   12.91   24.22    3.60    0.00    82.17
     Actively Traded Companies(1)               44.50   7,990   151.5        44.50   14.05   36.00   23.61  345.00   164.57
     Holding Company Structure(1)               44.50   7,990   151.5        44.50   14.05   36.00   23.61  345.00   164.57
     Assets Over $1 Billion(5)                  41.34  25,911   351.2        41.34   14.29   35.83   15.26  351.98   144.77
     Assets $500 Million-$1 Billion(3)          34.75   5,931    97.7        35.38   16.25   33.22    4.66    0.00    81.42
     Assets $250-$500 Million(5)                30.42   2,845    37.1        31.42   15.69   28.08    8.55  394.75    76.63
     Assets less than $250 Million(9)           23.39   2,207    18.5        23.64   12.09   21.61    8.28    0.00   101.20
     Goodwill Companies(8)                      38.31  18,874   258.2        38.65   15.61   33.79   13.02  366.24   120.96
     Non-Goodwill Companies(14)                 25.76   2,586    28.2        26.15   12.71   24.01    7.65    0.00    94.00
     MHC Institutions(22)                       30.19   8,335   109.4        30.56   13.73   27.46    9.55  366.24   105.56

                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                     EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                    -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(20)                   0.50    0.79   11.86   11.60   110.67
     BIF-Insured Thrifts(2)                     0.81    0.73    9.79    9.78   101.80
     NASDAQ Listed OTC Companies(22)            0.54    0.78   11.61   11.39   109.62
     Florida Companies(3)                       0.62    0.94   13.91   13.87   142.53
     Mid-Atlantic Companies(10)                 0.45    0.69   11.05   10.65   101.45
     Mid-West Companies(7)                      0.49    0.84   11.84   11.81   107.32
     New England Companies(1)                   1.39    1.03   10.93   10.92   128.90
     Thrift Strategy(21)                        0.48    0.77   11.66   11.42   108.42
     Diversified Strategy(1)                    1.39    1.03   10.93   10.92   128.90
     Companies Issuing Dividends(21)            0.55    0.80   11.73   11.49   111.30
     Companies Without Dividends(1)             0.36    0.54    9.71    9.71    82.81
     Equity/Assets 6-12%(16)                    0.54    0.81   11.68   11.38   122.04
     Equity/Assets >12%(6)                      0.52    0.69   11.41   11.41    69.26
     Actively Traded Companies(1)               0.72    1.14   12.18   10.86   129.26
     Holding Company Structure(1)               0.72    1.14   12.18   10.86   129.26
     Assets Over $1 Billion(5)                  0.87    1.00   11.55   10.64   132.45
     Assets $500 Million-$1 Billion(3)          0.62    0.94   13.91   13.87   142.53
     Assets $250-$500 Million(5)                0.57    0.96   12.57   12.53   120.57
     Assets less than $250 Million(9)           0.34    0.57   10.71   10.71    85.88
     Goodwill Companies(8)                      0.78    0.99   12.05   11.41   140.51
     Non-Goodwill Companies(14)                 0.41    0.67   11.38   11.38    92.77
     MHC Institutions(22)                       0.54    0.78   11.61   11.39   109.62

     (1)  Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7)  Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700                                     (continued)
                                           Weekly Thrift Market Line - Part One
                                              Prices As Of October 10, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------  ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             57.31  97,336 5,578.3        59.31   29.00   57.12    0.33  205.65    76.34
     CSA   Coast Savings Financial of CA           57.37  18,616 1,068.0        58.87   31.37   54.00    6.24  396.28    56.66
     CFB   Commercial Federal Corp. of NE          50.37  21,553 1,085.6        50.37   27.92   49.00    2.80  ***.**    57.41
     DME   Dime Bancorp, Inc. of NY*               23.62 103,719 2,449.8        23.62   14.25   21.94    7.66  134.79    60.14
     DSL   Downey Financial Corp. of CA            25.94  26,733   693.5        25.94   15.87   24.87    4.30  138.86    38.79
     FED   FirstFed Fin. Corp. of CA               36.56  10,575   386.6        37.50   20.50   36.37    0.52  126.38    66.18
     GSB   Glendale Fed. Bk, FSB of CA             33.37  50,349 1,680.1        33.94   17.50   32.00    4.28  105.35    43.53
     GDW   Golden West Fin. Corp. of CA            90.56  56,739 5,138.3        93.81   59.87   90.44    0.13  245.78    43.47
     GPT   GreenPoint Fin. Corp. of NY*            64.00  45,044 2,882.8        66.56   41.12   65.00   -1.54    N.A.    34.74
     NYB   New York Bancorp, Inc. of NY            35.06  21,591   757.0        35.37   16.44   30.50   14.95  394.50    81.00
     WES   Westcorp Inc. of Orange CA              22.12  26,195   579.4        23.87   13.25   23.19   -4.61  201.77     1.10

     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*              24.62   2,731    67.2        24.75   13.75   23.75    3.66    N.A.    65.57
     BKC   American Bank of Waterbury CT*          41.62   2,306    96.0        41.62   27.00   40.75    2.13  121.97    48.64
     BFD   BostonFed Bancorp of MA                 21.75   5,947   129.3        22.25   13.12   21.37    1.78    N.A.    47.46
     CFX   CFX Corp of NH*                         22.00  13,144   289.2        22.87   13.81   22.62   -2.74   84.87    41.94
     CNY   Carver Bancorp, Inc. of NY              12.75   2,314    29.5        13.37    7.37   12.87   -0.93  104.00    54.55
     CBK   Citizens First Fin.Corp. of IL          18.62   2,594    48.3        19.00   11.62   18.25    2.03    N.A.    29.58
     ESX   Essex Bancorp of VA(8)                   4.31   1,057     4.6         7.94    1.00    4.62   -6.71  -74.27    96.80
     FCB   Falmouth Co-Op Bank of MA*              20.50   1,455    29.8        21.25   12.00   20.62   -0.58    N.A.    56.25
     FAB   FirstFed America Bancorp of MA          21.62   8,707   188.2        22.12   13.62   21.94   -1.46    N.A.     N.A.
     GAF   GA Financial Corp. of PA                19.50   7,985   155.7        19.50   12.87   18.69    4.33    N.A.    28.97
     JSB   JSB Financial, Inc. of NY               48.75   9,845   479.9        49.44   35.62   49.31   -1.14  323.91    28.29
     KNK   Kankakee Bancorp of IL                  33.75   1,425    48.1        33.75   21.88   32.62    3.46  237.50    36.36
     KYF   Kentucky First Bancorp of KY            14.06   1,319    18.5        15.12   10.56   14.25   -1.33    N.A.    29.35
     MBB   MSB Bancorp of Middletown NY*           27.44   2,844    78.0        28.87   15.50   27.75   -1.12  174.40    39.86
     PDB   Piedmont Bancorp of NC                  10.87   2,751    29.9        19.12    9.25   11.12   -2.25    N.A.     3.52
     SSB   Scotland Bancorp of NC                  12.00   1,914    23.0        19.25   12.00   12.69   -5.44    N.A.   -15.01
     SZB   SouthFirst Bancshares of AL             20.87     848    17.7        20.87   12.25   20.37    2.45    N.A.    57.51
     SRN   Southern Banc Company of AL             17.00   1,230    20.9        17.37   12.25   16.25    4.62    N.A.    29.57
     SSM   Stone Street Bancorp of NC              21.00   1,898    39.9        27.25   18.12   21.00    0.00    N.A.     2.44
     TSH   Teche Holding Company of LA             22.62   3,438    77.8        23.50   13.00   22.25    1.66    N.A.    57.41
     FTF   Texarkana Fst. Fin. Corp of AR          26.81   1,790    48.0        26.81   13.62   24.37   10.01    N.A.    71.53
     THR   Three Rivers Fin. Corp. of MI           18.62     824    15.3        18.62   12.87   16.44   13.26    N.A.    33.00
     TBK   Tolland Bank of CT*                     16.94   1,560    26.4        18.00    8.25   16.94    0.00  133.66    88.22
     WSB   Washington SB, FSB of MD                 8.13   4,247    34.5         8.13    4.38    8.00    1.63  550.40    66.94

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             37.00     698    25.8        41.00   27.14   37.00    0.00    N.A.    29.82
     AFED  AFSALA Bancorp, Inc. of NY              19.00   1,455    27.6        19.00   11.37   18.00    5.56    N.A.    58.33
     ALBK  ALBANK Fin. Corp. of Albany NY          45.00  12,825   577.1        45.87   27.50   44.37    1.42   93.55    43.45
     AMFC  AMB Financial Corp. of IN               16.50     964    15.9        16.50   12.50   15.81    4.36    N.A.    24.53
     ASBP  ASB Financial Corp. of OH               13.37   1,721    23.0        18.25   11.50   13.12    1.91    N.A.     2.85
     ABBK  Abington Savings Bank of MA*            32.50   1,852    60.2        33.00   18.25   32.00    1.56  390.94    66.67
     AABC  Access Anytime Bancorp of NM             8.50   1,193    10.1         8.50    5.25    8.37    1.55   25.93    54.55
     AFBC  Advance Fin. Bancorp of WV              17.75   1,084    19.2        17.75   12.75   17.12    3.68    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 57.75   3,234   186.8        58.00   31.25   55.50    4.05  527.72    79.07
     AFCB  Affiliated Comm BC, Inc of MA           31.25   6,465   202.0        32.12   16.00   28.75    8.70    N.A.    82.75
     ALBC  Albion Banc Corp. of Albion NY          29.12     250     7.3        29.25   16.50   26.50    9.89  124.00    73.85
     ABCL  Allied Bancorp of IL                    26.75   8,017   214.5        28.37   15.50   24.25   10.31  301.05    60.47

                                                                           Current Per Share Financials
                                                                       ----------------------------------------
                                                                                                Tangible
                                                                       Trailing  12 Mo.   Book    Book

                                                                        12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                                             -------  -------  -----  -------- ------
                                                                           ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA                                   1.98    3.16   20.35   17.34   488.33
     CSA   Coast Savings Financial of CA                                 0.99    2.48   24.06   23.76   488.97
     CFB   Commercial Federal Corp. of NE                                2.05    2.89   19.77   17.53   329.27
     DME   Dime Bancorp, Inc. of NY*                                     1.05    1.33   10.21    9.74   193.67
     DSL   Downey Financial Corp. of CA                                  0.86    1.43   15.26   15.05   220.16
     FED   FirstFed Fin. Corp. of CA                                     1.13    2.07   19.14   18.93   396.52
     GSB   Glendale Fed. Bk, FSB of CA                                   0.79    1.85   17.81   15.83   322.12
     GDW   Golden West Fin. Corp. of CA                                  6.74    8.22   43.90   43.90   689.03
     GPT   GreenPoint Fin. Corp. of NY*                                  3.17    3.09   30.44   17.11   295.27
     NYB   New York Bancorp, Inc. of NY                                  1.98    2.32    7.73    7.73   152.08
     WES   Westcorp Inc. of Orange CA                                    1.11    0.55   12.71   12.67   140.42


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*                                    0.47    0.47   16.70   16.70    95.82
     BKC   American Bank of Waterbury CT*                                3.13    2.69   21.77   20.90   262.73
     BFD   BostonFed Bancorp of MA                                       0.74    0.96   14.42   13.94   164.10
     CFX   CFX Corp of NH*                                               1.10    1.31   10.52    9.84   141.44
     CNY   Carver Bancorp, Inc. of NY                                   -0.74    0.01   14.93   14.32   178.81
     CBK   Citizens First Fin.Corp. of IL                                0.30    0.59   14.74   14.74   104.69
     ESX   Essex Bancorp of VA(8)                                       -0.05    0.05    0.49    0.31   179.83
     FCB   Falmouth Co-Op Bank of MA*                                    0.52    0.49   15.40   15.40    64.49
     FAB   FirstFed America Bancorp of MA                               -0.21    0.50   14.26   14.26   117.25
     GAF   GA Financial Corp. of PA                                      0.80    1.02   14.25   14.10    93.89
     JSB   JSB Financial, Inc. of NY                                     2.78    2.65   35.54   35.54   155.52
     KNK   Kankakee Bancorp of IL                                        1.62    2.02   26.59   24.99   239.77
     KYF   Kentucky First Bancorp of KY                                  0.58    0.75   11.17   11.17    67.44
     MBB   MSB Bancorp of Middletown NY*                                 0.49    0.51   21.15   10.38   286.18
     PDB   Piedmont Bancorp of NC                                       -0.19    0.30    7.42    7.42    44.62
     SSB   Scotland Bancorp of NC                                        0.51    0.62   13.44   13.44    36.30
     SZB   SouthFirst Bancshares of AL                                  -0.03    0.25   16.06   16.06   114.72
     SRN   Southern Banc Company of AL                                   0.12    0.43   14.58   14.43    85.72
     SSM   Stone Street Bancorp of NC                                    0.80    0.96   16.13   16.13    55.91
     TSH   Teche Holding Company of LA                                   0.78    1.08   15.53   15.53   118.17
     FTF   Texarkana Fst. Fin. Corp of AR                                1.31    1.62   15.03   15.03    95.73
     THR   Three Rivers Fin. Corp. of MI                                 0.62    0.90   15.54   15.48   115.45
     TBK   Tolland Bank of CT*                                           1.11    1.16   10.60   10.30   152.71
     WSB   Washington SB, FSB of MD                                      0.30    0.44    5.05    5.05    60.83

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN                                   1.18    0.50   32.00   31.34   387.52
     AFED  AFSALA Bancorp, Inc. of NY                                    0.82    0.82   14.74   14.74   109.40
     ALBK  ALBANK Fin. Corp. of Albany NY                                2.29    2.82   25.85   22.59   280.88
     AMFC  AMB Financial Corp. of IN                                     0.66    0.73   14.61   14.61    97.70
     ASBP  ASB Financial Corp. of OH                                     0.39    0.56   10.29   10.29    65.35
     ABBK  Abington Savings Bank of MA*                                  2.16    1.92   18.73   16.87   270.66
     AABC  Access Anytime Bancorp of NM                                 -0.45   -0.11    6.53    6.53    87.72
     AFBC  Advance Fin. Bancorp of WV                                    0.51    0.77   14.88   14.88    96.46
     AADV  Advantage Bancorp of WI                                       1.27    2.81   29.05   27.16   315.25
     AFCB  Affiliated Comm BC, Inc of MA                                 1.53    1.74   16.49   16.40   168.67
     ALBC  Albion Banc Corp. of Albion NY                                0.27    0.96   23.96   23.96   274.51
     ABCL  Allied Bancorp of IL                                          0.61    0.89   15.60   15.41   175.16

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                  Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part One
                                               Prices As Of October 10, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------           ---------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- --------     ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ATSB  AmTrust Capital Corp. of IN             14.25     526     7.5        14.25    9.12   13.50    5.56    N.A.    42.50
     AHCI  Ambanc Holding Co., Inc. of NY*         17.12   4,392    75.2        17.37   10.00   17.00    0.71    N.A.    52.18
     ASBI  Ameriana Bancorp of IN                  21.88   3,230    70.7        22.00   14.00   20.50    6.73  137.05    36.75
     AFFFZ America First Fin. Fund of CA(8)        42.62   6,011   256.2        43.12   28.00   42.62    0.00  127.31    40.89
     ANBK  American Nat'l Bancorp of MD(8)         20.12   3,613    72.7        20.50   11.37   20.12    0.00    N.A.    66.01
     ABCW  Anchor Bancorp Wisconsin of WI          31.75   9,049   287.3        31.75   17.25   30.00    5.83  116.13    77.67
     ANDB  Andover Bancorp, Inc. of MA*            36.37   5,148   187.2        37.50   21.41   36.50   -0.36  238.33    41.96
     ASFC  Astoria Financial Corp. of NY           56.50  20,978 1,185.3        56.50   32.25   55.87    1.13  115.24    53.24
     AVND  Avondale Fin. Corp. of IL               18.37   3,495    64.2        18.87   12.75   17.50    4.97    N.A.     7.30
     BKCT  Bancorp Connecticut of CT*              31.75   2,534    80.5        36.00   21.25   35.25   -9.93  262.86    41.11
     BPLS  Bank Plus Corp. of CA                   13.31  19,308   257.0        13.75    9.62   13.44   -0.97    N.A.    15.74
     BWFC  Bank West Fin. Corp. of MI              21.25   1,753    37.3        21.25   10.25   20.87    1.82    N.A.   100.09
     BANC  BankAtlantic Bancorp of FL              15.25  22,473   342.7        17.12   12.12   15.50   -1.61  266.59    14.06
     BKUNA BankUnited SA of FL                     13.25   8,869   117.5        13.31    8.00   13.12    0.99  144.01    32.50
     BVCC  Bay View Capital Corp. of CA            28.62  12,979   371.5        28.69   17.62   28.37    0.88   44.91    35.06
     FSNJ  Bayonne Banchsares of NJ                12.81   8,993   115.2        13.06    5.37   12.87   -0.47    N.A.    63.39
     BFSB  Bedford Bancshares of VA                24.50   1,142    28.0        25.25   16.75   24.50    0.00  133.33    39.05
     BFFC  Big Foot Fin. Corp. of IL               19.50   2,513    49.0        19.62   12.31   18.62    4.73    N.A.    50.00
     BSBC  Branford SB of CT(8)*                    5.75   6,559    37.7         6.31    3.19    6.00   -4.17  171.23    48.58
     BYFC  Broadway Fin. Corp. of CA               11.75     835     9.8        11.75    9.00   11.37    3.34    N.A.    27.03
     CBES  CBES Bancorp of MO                      21.50   1,025    22.0        21.50   13.25   21.25    1.18    N.A.    50.88
     CCFH  CCF Holding Company of GA               19.50     820    16.0        19.50   13.12   17.12   13.90    N.A.    32.20
     CENF  CENFED Financial Corp. of CA            39.00   5,729   223.4        39.75   22.95   37.25    4.70  148.72    46.67
     CFSB  CFSB Bancorp of Lansing MI              29.69   5,096   151.3        31.00   16.36   28.75    3.27  229.89    67.46
     CKFB  CKF Bancorp of Danville KY              18.50     925    17.1        20.75   17.50   19.00   -2.63    N.A.    -8.64
     CNSB  CNS Bancorp of MO                       18.00   1,653    29.8        20.00   13.00   20.00  -10.00    N.A.    19.05
     CSBF  CSB Financial Group Inc of IL*          12.75     942    12.0        12.75    9.50   12.37    3.07    N.A.    25.99
     CBCI  Calumet Bancorp of Chicago IL           48.94   2,111   103.3        48.94   27.75   48.00    1.96  141.68    47.19
     CAFI  Camco Fin. Corp. of OH                  22.87   3,214    73.5        22.87   14.05   22.50    1.64    N.A.    51.26
     CMRN  Cameron Fin. Corp. of MO                19.25   2,627    50.6        19.25   14.50   18.87    2.01    N.A.    20.31
     CAPS  Capital Savings Bancorp of MO           17.50   1,892    33.1        18.25   11.12   16.75    4.48   32.08    34.62
     CFNC  Carolina Fincorp of NC*                 17.12   1,851    31.7        17.87   13.00   17.75   -3.55    N.A.    28.05
     CASB  Cascade SB of Everett WA(8)             13.75   2,570    35.3        16.80   10.40   13.25    3.77    7.42     6.59
     CATB  Catskill Fin. Corp. of NY*              16.50   4,720    77.9        17.25   12.37   16.87   -2.19    N.A.    17.86
     CNIT  Cenit Bancorp of Norfolk VA             65.00   1,650   107.3        67.87   38.50   67.25   -3.35  309.32    56.63
     CEBK  Central Co-Op. Bank of MA*              24.00   1,965    47.2        24.87   14.75   23.00    4.35  357.14    37.14
     CENB  Century Bancshares of NC*               80.75     407    32.9        82.12   62.00   80.00    0.94    N.A.    24.23
     CBSB  Charter Financial Inc. of IL            20.75   4,150    86.1        21.56   12.50   21.37   -2.90    N.A.    66.00
     COFI  Charter One Financial of OH             63.25  46,186 2,921.3        65.00   38.75   63.25    0.00  261.43    50.60
     CVAL  Chester Valley Bancorp of PA            23.25   2,162    50.3        23.25   13.90   23.25    0.00  105.21    64.89
     CTZN  CitFed Bancorp of Dayton OH             54.25   8,638   468.6        54.25   28.08   52.25    3.83  502.78    64.39
     CLAS  Classic Bancshares of KY                16.25   1,305    21.2        16.25   11.25   15.75    3.17    N.A.    39.85
     CMSB  Cmnwealth Bancorp of PA                 19.00  17,096   324.8        19.50   11.75   18.37    3.43    N.A.    26.67
     CBSA  Coastal Bancorp of Houston TX           31.00   4,972   154.1        33.25   21.25   32.00   -3.13    N.A.    35.55
     CFCP  Coastal Fin. Corp. of SC                24.37   4,641   113.1        27.75   14.25   24.25    0.49  143.70    54.73
     CMSV  Commty. Svgs, MHC of FL (48.5)          38.00   5,090    93.9        39.25   16.75   36.50    4.11    N.A.    85.37
     CFTP  Community Fed. Bancorp of MS            17.50   4,629    81.0        20.00   13.50   17.50    0.00    N.A.     2.94
     CFFC  Community Fin. Corp. of VA              23.50   1,275    30.0        23.50   20.50   23.00    2.17  235.71    13.25
     CFBC  Community First Bnkg Co. of GA          39.25   2,414    94.7        40.00   31.87   40.00   -1.88    N.A.     N.A.
     CIBI  Community Inv. Bancorp of OH            15.25     929    14.2        16.00   10.33   15.25    0.00    N.A.    34.60
     COOP  Cooperative Bk.for Svgs. of NC          15.50   2,983    46.2        17.00    9.25   16.87   -8.12  210.00    53.16
     CRZY  Crazy Woman Creek Bncorp of WY          15.12     955    14.4        15.12   11.25   15.12    0.00    N.A.    26.00
     DNFC  D&N Financial Corp. of MI               23.75   8,191   194.5        24.00   13.75   22.75    4.40  171.43    41.79
     DCBI  Delphos Citizens Bancorp of OH          17.75   2,039    36.2        18.00   11.75   17.75    0.00    N.A.    47.92
     DIME  Dime Community Bancorp of NY            22.50  13,093   294.6        23.12   13.25   22.00    2.27    N.A.    52.54

                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                            Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                    12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                              -------- ------- ------- ------- --------
                                                       ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
----------------------------------------
ATSB  AmTrust Capital Corp. of IN                      0.25    0.41   14.19   14.05   137.35
AHCI  Ambanc Holding Co., Inc. of NY*                 -0.64   -0.67   14.29   14.29   110.42
ASBI  Ameriana Bancorp of IN                           0.75    1.05   13.49   13.48   123.14
AFFFZ America First Fin. Fund of CA(8)                 5.51    6.76   30.76   30.38   364.44
ANBK  American Nat'l Bancorp of MD(8)                  0.37    0.86   12.54   12.54   139.86
ABCW  Anchor Bancorp Wisconsin of WI                   1.55    2.00   13.24   13.00   212.83
ANDB  Andover Bancorp, Inc. of MA*                     2.57    2.65   19.59   19.59   243.00
ASFC  Astoria Financial Corp. of NY                    1.96    2.80   28.59   24.01   365.36
AVND  Avondale Fin. Corp. of IL                       -0.85   -2.63   15.85   15.85   173.75
BKCT  Bancorp Connecticut of CT*                       2.15    2.03   17.32   17.32   169.05
BPLS  Bank Plus Corp. of CA                           -0.46    0.04    9.27    9.26   183.03
BWFC  Bank West Fin. Corp. of MI                       0.53    0.47   12.89   12.89    88.80
BANC  BankAtlantic Bancorp of FL                       0.98    0.71    6.83    5.61   121.50
BKUNA BankUnited SA of FL                              0.29    0.48    7.59    6.15   203.77
BVCC  Bay View Capital Corp. of CA                     0.97    1.58   15.12   12.69   238.56
FSNJ  Bayonne Banchsares of NJ                        -0.24   -0.04    9.91    9.91    68.72
BFSB  Bedford Bancshares of VA                         1.14    1.46   16.80   16.80   118.61
BFFC  Big Foot Fin. Corp. of IL                        0.04    0.35   14.34   14.34    84.46
BSBC  Branford SB of CT(8)*                            0.32    0.32    2.64    2.64    28.44
BYFC  Broadway Fin. Corp. of CA                       -0.19    0.29   14.65   14.65   146.40
CBES  CBES Bancorp of MO                               0.84    1.03   17.34   17.34    98.61
CCFH  CCF Holding Company of GA                        0.05    0.07   14.36   14.36   122.93
CENF  CENFED Financial Corp. of CA                     1.98    2.82   20.85   20.81   400.68
CFSB  CFSB Bancorp of Lansing MI                       1.37    1.73   12.65   12.65   165.90
CKFB  CKF Bancorp of Danville KY                       1.17    0.86   15.75   15.75    65.74
CNSB  CNS Bancorp of MO                                0.25    0.46   14.84   14.84    59.50
CSBF  CSB Financial Group Inc of IL*                   0.21    0.32   12.77   12.04    50.95
CBCI  Calumet Bancorp of Chicago IL                    2.72    3.45   36.46   36.46   235.23
CAFI  Camco Fin. Corp. of OH                           1.11    1.24   14.58   13.45   152.41
CMRN  Cameron Fin. Corp. of MO                         0.78    0.97   17.18   17.18    79.22
CAPS  Capital Savings Bancorp of MO                    0.82    1.15   11.28   11.28   128.18
CFNC  Carolina Fincorp of NC*                          0.68    0.65   13.75   13.75    60.24
CASB  Cascade SB of Everett WA(8)                      0.47    0.71    8.78    8.78   143.24
CATB  Catskill Fin. Corp. of NY*                       0.85    0.86   15.08   15.08    60.22
CNIT  Cenit Bancorp of Norfolk VA                      3.75    3.44   31.12   28.58   430.03
CEBK  Central Co-Op. Bank of MA*                       1.44    1.46   17.07   15.20   163.33
CENB  Century Bancshares of NC*                        4.33    4.36   74.45   74.45   247.27
CBSB  Charter Financial Inc. of IL                     1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH                      2.98    3.73   21.15   19.80   315.35
CVAL  Chester Valley Bancorp of PA                     0.89    1.27   12.52   12.52   149.71
CTZN  CitFed Bancorp of Dayton OH                      1.94    2.73   22.83   20.57   358.59
CLAS  Classic Bancshares of KY                         0.45    0.63   14.84   12.52   100.81
CMSB  Cmnwealth Bancorp of PA                          0.69    0.88   12.89   10.08   133.89
CBSA  Coastal Bancorp of Houston TX                    1.45    2.52   19.85   16.50   596.15
CFCP  Coastal Fin. Corp. of SC                         0.95    1.04    6.68    6.68   108.33
CMSV  Commty. Svgs, MHC of FL (48.5)                   0.73    1.09   15.46   15.46   137.48
CFTP  Community Fed. Bancorp of MS                     0.59    0.72   12.40   12.40    45.16
CFFC  Community Fin. Corp. of VA                       1.32    1.67   18.86   18.86   137.58
CFBC  Community First Bnkg Co. of GA                   1.05    1.06   28.74   28.35   186.68
CIBI  Community Inv. Bancorp of OH                     0.63    0.96   11.96   11.96    99.36
COOP  Cooperative Bk.for Svgs. of NC                  -0.90    0.22    9.02    9.02   118.15
CRZY  Crazy Woman Creek Bncorp of WY                   0.58    0.71   14.67   14.67    56.83
DNFC  D&N Financial Corp. of MI                        1.10    1.45   10.95   10.84   196.42
DCBI  Delphos Citizens Bancorp of OH                   0.72    0.72   14.93   14.93    52.56
DIME  Dime Community Bancorp of NY                     0.94    1.01   14.58   12.56   100.44

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                               Exhibit IV-1 (continued)
                                        Weekly Thrift Market Line - Part One
                                        Prices As Of October 10, 1997

                                                  Market Capitalization                      Price Change Data
                                                 ------------------------                -----------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ----------------------                      ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ------------------------------------------
     DIBK  Dime Financial Corp. of CT*             31.25   5,147   160.8        31.75   16.50   30.50    2.46  197.62    81.16
     EGLB  Eagle BancGroup of IL                   19.00   1,238    23.5        19.00   13.12   18.50    2.70    N.A.    27.77
     EBSI  Eagle Bancshares of Tucker GA           19.37   5,660   109.6        20.94   13.62   19.37    0.00  167.17    24.97
     EGFC  Eagle Financial Corp. of CT             40.25   6,279   252.7        40.25   26.50   39.50    1.90  360.00    31.97
     ETFS  East Texas Fin. Serv. of TX             21.37   1,025    21.9        21.37   14.75   20.50    4.24    N.A.    30.54
     EMLD  Emerald Financial Corp of OH            17.00   5,062    86.1        17.00   10.50   16.50    3.03    N.A.    51.11
     EIRE  Emerald Island Bancorp, MA*             25.00   2,246    56.2        25.87   12.40   25.50   -1.96  228.08    56.25
     EFBC  Empire Federal Bancorp of MT            18.00   2,592    46.7        18.25   12.50   18.00    0.00    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           25.50   1,985    50.6        27.37   14.00   25.25    0.99    N.A.    75.86
     EQSB  Equitable FSB of Wheaton MD             43.75     602    26.3        43.75   26.25   42.50    2.94    N.A.    54.87
     FCBF  FCB Fin. Corp. of Neenah WI             27.50   4,073   112.0        28.13   18.25   27.50    0.00    N.A.    48.65
     FFBS  FFBS Bancorp of Columbus MS             23.00   1,557    35.8        26.00   21.00   21.25    8.24    N.A.     0.00
     FFDF  FFD Financial Corp. of OH               18.37   1,455    26.7        18.37   11.50   17.37    5.76    N.A.    38.64
     FFLC  FFLC Bancorp of Leesburg FL             34.12   2,301    78.5        34.12   18.25   30.75   10.96    N.A.    58.70
     FFFC  FFVA Financial Corp. of VA              33.00   4,521   149.2        34.75   17.75   33.62   -1.84    N.A.    60.98
     FFWC  FFW Corporation of Wabash IN            32.25     711    22.9        32.25   20.25   30.25    6.61    N.A.    47.39
     FFYF  FFY Financial Corp. of OH               27.62   4,145   114.5        28.25   24.00   27.87   -0.90    N.A.     9.13
     FMCO  FMS Financial Corp. of NJ               29.00   2,388    69.3        31.50   15.63   27.25    6.42  222.22    58.90
     FFHH  FSF Financial Corp. of MN               20.31   3,033    61.6        21.00   13.62   19.75    2.84    N.A.    34.33
     FOBC  Fed One Bancorp of Wheeling WV          25.87   2,373    61.4        27.00   15.37   26.00   -0.50  158.70    64.25
     FBCI  Fidelity Bancorp of Chicago IL          25.00   2,792    69.8        25.62   16.37   25.62   -2.42    N.A.    47.06
     FSBI  Fidelity Bancorp, Inc. of PA            23.50   1,550    36.4        23.50   16.82   22.25    5.62  204.01    29.26
     FFFL  Fidelity FSB, MHC of FL (47.7)          31.50   6,771   101.6        31.50   15.75   29.94    5.21    N.A.    77.46
     FFED  Fidelity Fed. Bancorp of IN              9.25   2,487    23.0        11.75    7.50    9.38   -1.39   31.21    -5.13
     FFOH  Fidelity Financial of OH                15.50   5,579    86.5        16.37   10.12   15.75   -1.59    N.A.    34.78
     FIBC  Financial Bancorp, Inc. of NY           22.50   1,722    38.7        23.94   14.00   22.75   -1.10    N.A.    50.00
     FBSI  First Bancshares of MO                  25.50   1,096    27.9        25.50   15.00   23.00   10.87  100.00    53.43
     FBBC  First Bell Bancorp of PA                17.25   6,511   112.3        17.50   13.12   17.25    0.00    N.A.    30.19
     FBER  First Bergen Bancorp of NJ              17.87   3,000    53.6        19.50   11.00   18.75   -4.69    N.A.    55.39
     SKBO  First Carnegie,MHC of PA(45.0)          19.00   2,300    19.7        19.50   11.62   19.12   -0.63    N.A.     N.A.
     FSTC  First Citizens Corp of GA               35.25   1,833    64.6        35.25   21.25   35.00    0.71  182.00    39.60
     FCME  First Coastal Corp. of ME*              14.37   1,359    19.5        15.75    6.62   14.25    0.84    N.A.    85.42
     FFBA  First Colorado Bancorp of Co            20.75  16,561   343.6        21.50   15.00   21.00   -1.19  528.79    22.06
     FDEF  First Defiance Fin.Corp. of OH          16.00   9,366   149.9        16.00   10.87   15.75    1.59    N.A.    29.35
     FESX  First Essex Bancorp of MA*              19.12   7,527   143.9        20.50   11.75   20.00   -4.40  218.67    45.73
     FFES  First FS&LA of E. Hartford CT           35.75   2,676    95.7        37.12   18.75   36.75   -2.72  450.00    55.43
     FFSX  First FS&LA. MHC of IA (46.1)           33.00   2,828    43.0        35.00   20.75   29.50   11.86  394.75    69.23
     BDJI  First Fed. Bancorp. of MN               23.75     683    16.2        23.75   16.00   22.00    7.95    N.A.    28.38
     FFBH  First Fed. Bancshares of AR             21.75   4,896   106.5        21.75   15.50   21.50    1.16    N.A.    37.05
     FTFC  First Fed. Capital Corp. of WI          28.00   9,141   255.9        29.00   15.00   28.50   -1.75  273.33    78.69
     FFKY  First Fed. Fin. Corp. of KY             21.25   4,170    88.6        23.00   17.75   21.00    1.19   34.92     4.94
     FFBZ  First Federal Bancorp of OH             18.75   1,572    29.5        20.50   13.25   20.50   -8.54   87.50    17.19
     FFCH  First Fin. Holdings Inc. of SC          38.00   6,357   241.6        39.25   19.50   38.50   -1.30  210.20    68.89
     FFBI  First Financial Bancorp of IL           19.50     415     8.1        19.50   15.50   19.50    0.00    N.A.    22.87
     FFHC  First Financial Corp. of WI(8)          35.50  36,209 1,285.4        36.87   20.40   35.25    0.71  125.40    44.90
     FFHS  First Franklin Corp. of OH              23.00   1,192    27.4        23.75   14.25   23.00    0.00   75.30    39.39
     FGHC  First Georgia Hold. Corp of GA           8.50   3,052    25.9         9.50    4.17    9.00   -5.56  121.93    49.91
     FSPG  First Home Bancorp of NJ                23.25   2,708    63.0        23.25   13.50   23.25    0.00  287.50    67.63
     FFSL  First Independence Corp. of KS          14.62     997    14.6        14.75    9.81   14.75   -0.88    N.A.    40.98
     FISB  First Indiana Corp. of IN               24.00  10,561   253.5        26.00   17.37   24.75   -3.03   77.78    12.15
     FKFS  First Keystone Fin. Corp of PA          32.75   1,228    40.2        33.25   18.25   32.25    1.55    N.A.    70.13
     FLKY  First Lancaster Bncshrs of KY           16.12     959    15.5        16.25   14.00   15.87    1.58    N.A.    10.26
     FLFC  First Liberty Fin. Corp. of GA          25.25   7,725   195.1        25.50   16.50   25.25    0.00  397.05    37.45
     CASH  First Midwest Fin. Corp. of IA          19.87   2,734    54.3        20.75   15.00   19.87    0.00    N.A.    29.62
     FMBD  First Mutual Bancorp of IL              19.50   3,507    68.4        19.75   13.50   19.00    2.63    N.A.    30.00

                                                          Current Per Share Financials
                                                    ----------------------------------------
                                                                               Tangible
                                                      Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DIBK  Dime Financial Corp. of CT*                  2.82    2.83   13.52   13.08   169.78
     EGLB  Eagle BancGroup of IL                       -0.12    0.27   16.69   16.69   140.80
     EBSI  Eagle Bancshares of Tucker GA                0.64    0.87   12.45   12.45   149.91
     EGFC  Eagle Financial Corp. of CT                  0.19    1.08   22.02   17.19   320.65
     ETFS  East Texas Fin. Serv. of TX                  0.34    0.70   19.97   19.97   109.95
     EMLD  Emerald Financial Corp of OH                 0.81    1.00    9.03    8.89   119.14
     EIRE  Emerald Island Bancorp, MA*                  1.52    1.60   13.39   13.39   189.23
     EFBC  Empire Federal Bancorp of MT                 0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH                0.82    0.92   15.94   15.92   129.32
     EQSB  Equitable FSB of Wheaton MD                  2.20    3.51   25.80   25.80   511.96
     FCBF  FCB Fin. Corp. of Neenah WI                  0.60    0.71   11.65   11.65    66.58
     FFBS  FFBS Bancorp of Columbus MS                  0.95    1.20   16.15   16.15    83.98
     FFDF  FFD Financial Corp. of OH                    0.98    0.55   14.76   14.76    60.48
     FFLC  FFLC Bancorp of Leesburg FL                  1.07    1.54   22.68   22.68   168.23
     FFFC  FFVA Financial Corp. of VA                   1.32    1.60   16.29   15.95   123.62
     FFWC  FFW Corporation of Wabash IN                 1.89    2.36   24.11   21.72   253.24
     FFYF  FFY Financial Corp. of OH                    1.28    1.82   19.82   19.82   144.57
     FMCO  FMS Financial Corp. of NJ                    1.56    2.29   15.24   14.97   232.38
     FFHH  FSF Financial Corp. of MN                    0.78    0.99   14.16   14.16   124.71
     FOBC  Fed One Bancorp of Wheeling WV               0.99    1.41   16.63   15.86   150.32
     FBCI  Fidelity Bancorp of Chicago IL               0.95    1.33   18.22   18.18   175.45
     FSBI  Fidelity Bancorp, Inc. of PA                 1.08    1.72   15.83   15.83   234.39
     FFFL  Fidelity FSB, MHC of FL (47.7)               0.50    0.79   12.36   12.27   147.58
     FFED  Fidelity Fed. Bancorp of IN                  0.05    0.31    5.20    5.20    96.50
     FFOH  Fidelity Financial of OH                     0.51    0.75   12.17   10.74    94.06
     FIBC  Financial Bancorp, Inc. of NY                0.87    1.55   15.35   15.28   164.04
     FBSI  First Bancshares of MO                       1.29    1.56   20.26   20.23   149.61
     FBBC  First Bell Bancorp of PA                     1.06    1.23   10.78   10.78   109.72
     FBER  First Bergen Bancorp of NJ                   0.38    0.66   13.47   13.47    94.92
     SKBO  First Carnegie,MHC of PA(45.0)               0.33    0.33   10.52   10.52    63.97
     FSTC  First Citizens Corp of GA                    1.45    1.43   16.26   12.20   178.05
     FCME  First Coastal Corp. of ME*                   4.50    4.36   10.35   10.35   112.13
     FFBA  First Colorado Bancorp of Co                 0.78    0.77   11.76   11.60    91.17
     FDEF  First Defiance Fin.Corp. of OH               0.43    0.59   12.57   12.57    58.96
     FESX  First Essex Bancorp of MA*                   1.32    1.15   11.54   10.02   165.46
     FFES  First FS&LA of E. Hartford CT                1.52    2.50   23.63   23.63   367.56
     FFSX  First FS&LA. MHC of IA (46.1)                0.69    1.19   13.74   13.63   165.69
     BDJI  First Fed. Bancorp. of MN                    0.47    1.00   17.60   17.60   161.92
     FFBH  First Fed. Bancshares of AR                  0.81    1.11   16.36   16.36   109.31
     FTFC  First Fed. Capital Corp. of WI               1.18    1.37   10.64    9.97   167.40
     FFKY  First Fed. Fin. Corp. of KY                  1.14    1.36   12.39   11.66    90.50
     FFBZ  First Federal Bancorp of OH                  0.88    1.23    9.66    9.65   128.03
     FFCH  First Fin. Holdings Inc. of SC               1.43    2.10   16.03   16.03   262.26
     FFBI  First Financial Bancorp of IL               -0.85    0.94   17.63   17.63   203.69
     FFHC  First Financial Corp. of WI(8)               1.51    2.03   11.67   11.37   163.81
     FFHS  First Franklin Corp. of OH                   0.36    1.21   17.17   17.06   190.39
     FGHC  First Georgia Hold. Corp of GA               0.32    0.25    4.21    3.86    51.24
     FSPG  First Home Bancorp of NJ                     1.64    2.14   12.85   12.64   192.91
     FFSL  First Independence Corp. of KS               0.47    0.75   11.60   11.60   111.21
     FISB  First Indiana Corp. of IN                    1.17    1.43   13.77   13.60   144.00
     FKFS  First Keystone Fin. Corp of PA               1.35    1.93   19.09   19.09   261.24
     FLKY  First Lancaster Bncshrs of KY                0.47    0.57   14.71   14.71    44.64
     FLFC  First Liberty Fin. Corp. of GA               1.32    1.08   12.30   11.09   166.85
     CASH  First Midwest Fin. Corp. of IA               1.00    1.27   15.62   13.84   137.10
     FMBD  First Mutual Bancorp of IL                   0.10    0.32   15.30   11.59   119.10

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                    Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part One
                                                 Prices As Of October 10, 1997


                                                  Market Capitalization                      Price Change Data
                                                  ---------------------          ----------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                                 ------------            ----------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                            Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                            -------  ------ ---------    --------  ------ ------   ----- ------  ------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FMSB  First Mutual SB of Bellevue WA*              29.50   2,702    79.7        29.50   12.73   27.25    8.26  280.65    85.42
FNGB  First Northern Cap. Corp of WI               13.00   8,834   114.8        14.00    8.00   13.62   -4.55   79.06    59.90
FFPB  First Palm Beach Bancorp of FL               40.25   5,031   202.5        40.56   22.75   39.37    2.24    N.A.    70.41
FSLA  First SB SLA MHC of NJ (47.5)                44.50   7,990   151.5        44.50   14.05   36.00   23.61  345.00   164.57
SOPN  First SB, SSB, Moore Co. of NC               23.94   3,679    88.1        25.00   17.50   24.50   -2.29    N.A.    27.68
FWWB  First Savings Bancorp of WA*                 26.25  10,519   276.1        26.25   16.56   24.75    6.06    N.A.    42.90
SHEN  First Shenango Bancorp of PA                 32.50   2,072    67.3        33.37   20.50   32.87   -1.13    N.A.    44.44
FSFC  First So.east Fin. Corp. of SC(8)            16.00   4,388    70.2        16.75    9.25   16.25   -1.54    N.A.    70.58
FBNW  FirstBank Corp of Clarkston WA               17.12   1,984    34.0        19.00   15.50   17.00    0.71    N.A.     N.A.
FFDB  FirstFed Bancorp of AL                       19.75   1,148    22.7        19.75   12.50   17.75   11.27    N.A.    58.00
FSPT  FirstSpartan Fin. Corp. of SC                38.50   4,430   170.6        39.00   35.00   38.75   -0.65    N.A.     N.A.
FLAG  Flag Financial Corp of GA                    17.50   2,037    35.6        18.00   10.25   16.75    4.48   78.57    62.79
FLGS  Flagstar Bancorp, Inc of MI                  19.50  13,670   266.6        21.50   13.00   20.50   -4.88    N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*                   23.06   7,979   184.0        24.00   17.37   23.00    0.26    N.A.    27.26
FBHC  Fort Bend Holding Corp. of TX                23.00   1,654    38.0        24.00    9.38   22.50    2.22    N.A.    80.39
FTSB  Fort Thomas Fin. Corp. of KY                 14.37   1,495    21.5        14.75    9.25   14.00    2.64    N.A.    -1.71
FKKY  Frankfort First Bancorp of KY                10.25   3,280    33.6        12.25    8.00   10.00    2.50    N.A.    -9.85
FTNB  Fulton Bancorp of MO                         23.00   1,719    39.5        26.50   12.50   22.50    2.22    N.A.    49.64
GFSB  GFS Bancorp of Grinnell IA                   16.44     988    16.2        16.44   10.12   14.75   11.46    N.A.    54.80
GUPB  GFSB Bancorp of Gallup NM                    21.88     801    17.5        22.00   13.75   21.75    0.60    N.A.    37.87
GSLA  GS Financial Corp. of LA                     17.00   3,438    58.4        17.00   13.37   16.37    3.85    N.A.     N.A.
GOSB  GSB Financial Corp. of NY                    15.50   2,248    34.8        16.75   14.25   16.25   -4.62    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                     19.00   1,076    20.4        19.00   13.75   18.00    5.56    N.A.    33.33
GBCI  Glacier Bancorp of MT                        22.00   6,812   149.9        22.50   15.33   19.37   13.58  355.49    34.72
GFCO  Glenway Financial Corp. of OH                32.00   1,140    36.5        32.00   18.25   30.25    5.79    N.A.    56.10
GTPS  Great American Bancorp of IL                 19.00   1,760    33.4        19.50   13.87   18.50    2.70    N.A.    28.29
GTFN  Great Financial Corp. of KY(8)               43.75  13,791   603.4        43.75   28.25   43.00    1.74    N.A.    50.24
GSBC  Great Southern Bancorp of MO                 21.50   8,105   174.3        21.50   15.21   19.75    8.86  636.30    20.72
GDVS  Greater DV SB,MHC of PA (19.9)*              30.12   3,272    19.6        30.12    9.25   24.25   24.21    N.A.   190.45
GSFC  Green Street Fin. Corp. of NC                20.12   4,298    86.5        20.75   14.87   20.25   -0.64    N.A.    29.81
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)            26.75   3,125    25.9        27.87   10.50   24.75    8.08    N.A.   121.81
HCBB  HCB Bancshares of AR                         13.87   2,645    36.7        14.12   12.62   13.62    1.84    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                       16.50   6,282   103.7        17.12   10.50   17.12   -3.62    N.A.    48.38
HFFC  HF Financial Corp. of SD                     25.87   2,979    77.1        27.00   15.00   26.50   -2.38  417.40    49.45
HFNC  HFNC Financial Corp. of NC                   16.62  17,192   285.7        22.06   14.87   15.87    4.73    N.A.    -6.99
HMNF  HMN Financial, Inc. of MN                    25.25   4,212   106.4        25.75   17.00   25.50   -0.98    N.A.    39.35
HALL  Hallmark Capital Corp. of WI                 29.25   1,443    42.2        29.25   17.00   27.00    8.33    N.A.    64.79
HARB  Harbor FSB, MHC of FL (46.6)(8)              65.75   4,970   152.3        65.75   29.50   55.87   17.68    N.A.    83.92
HRBF  Harbor Federal Bancorp of MD                 23.00   1,693    38.9        23.50   15.00   23.50   -2.13  130.00    46.03
HFSA  Hardin Bancorp of Hardin MO                  18.06     859    15.5        18.50   12.00   18.12   -0.33    N.A.    44.48
HARL  Harleysville SA of PA                        26.12   1,652    43.2        28.00   14.00   26.12    0.00   47.15    65.32
HFGI  Harrington Fin. Group of IN                  13.25   3,257    43.2        13.50    9.75   13.50   -1.85    N.A.    23.26
HARS  Harris SB, MHC of PA (24.3)                  53.50  11,223   145.7        53.50   15.00   47.06   13.68    N.A.   193.15
HFFB  Harrodsburg 1st Fin Bcrp of KY               16.12   2,025    32.6        19.00   14.75   16.12    0.00    N.A.   -14.57
HHFC  Harvest Home Fin. Corp. of OH                13.00     915    11.9        13.00    9.25   12.75    1.96    N.A.    33.33
HAVN  Haven Bancorp of Woodhaven NY                44.75   4,377   195.9        44.75   26.62   43.00    4.07    N.A.    56.36
HTHR  Hawthorne Fin. Corp. of CA                   20.00   3,035    60.7        20.00    6.62   19.00    5.26  -27.27   146.00
HMLK  Hemlock Fed. Fin. Corp. of IL                17.37   2,076    36.1        17.37   12.50   16.50    5.27    N.A.     N.A.
HBNK  Highland Federal Bank of CA                  31.50   2,300    72.5        31.50   14.75   31.00    1.61    N.A.    85.29
HIFS  Hingham Inst. for Sav. of MA*                29.00   1,303    37.8        29.00   15.50   27.75    4.50  535.96    54.67
HBEI  Home Bancorp of Elgin IL                     18.06   6,856   123.8        19.31   12.25   17.75    1.75    N.A.    33.78
HBFW  Home Bancorp of Fort Wayne IN                24.25   2,525    61.2        24.75   16.75   24.50   -1.02    N.A.    27.63
HBBI  Home Building Bancorp of IN                  23.25     312     7.3        23.25   17.00   22.00    5.68    N.A.    17.72
HCFC  Home City Fin. Corp. of OH                   16.00     952    15.2        16.25   12.00   15.75    1.59    N.A.    20.75
HOMF  Home Fed Bancorp of Seymour IN               32.50   3,396   110.4        34.25   19.83   33.00   -1.52  223.38    26.21

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.   Book    Book
                                                        12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                                   EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                                  ------    -----   -----  -------  ------
                                                           ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FMSB  First Mutual SB of Bellevue WA*                   1.56    1.52   10.91   10.91   159.89
FNGB  First Northern Cap. Corp of WI                    0.44    0.63    8.14    8.14    72.19
FFPB  First Palm Beach Bancorp of FL                   -0.09    0.08   21.76   21.23   331.23
FSLA  First SB SLA MHC of NJ (47.5)                     0.72    1.14   12.18   10.86   129.26
SOPN  First SB, SSB, Moore Co. of NC                    1.06    1.27   18.26   18.26    79.97
FWWB  First Savings Bancorp of WA*                      0.89    0.84   14.13   13.00    95.79
SHEN  First Shenango Bancorp of PA                      1.69    2.20   21.75   21.75   198.56
FSFC  First So.east Fin. Corp. of SC(8)                 0.53    0.80    7.99    7.99    79.43
FBNW  FirstBank Corp of Clarkston WA                    0.54    0.44   14.00   14.00    77.62
FFDB  FirstFed Bancorp of AL                            0.95    1.45   14.48   13.20   153.77
FSPT  FirstSpartan Fin. Corp. of SC                     1.00    1.16   27.63   27.63   104.97
FLAG  Flag Financial Corp of GA                        -0.03    0.17   10.44   10.44   108.95
FLGS  Flagstar Bancorp, Inc of MI                       0.00    0.00    6.07    6.07   111.13
FFIC  Flushing Fin. Corp. of NY*                        0.93    0.97   16.68   16.68   107.79
FBHC  Fort Bend Holding Corp. of TX                     0.37    0.86   11.62   10.82   192.67
FTSB  Fort Thomas Fin. Corp. of KY                      0.33    0.50   10.40   10.40    64.84
FKKY  Frankfort First Bancorp of KY                    -0.11    0.22    6.81    6.81    40.26
FTNB  Fulton Bancorp of MO                              0.51    0.61   14.69   14.69    58.50
GFSB  GFS Bancorp of Grinnell IA                        0.88    1.08   10.66   10.66    93.18
GUPB  GFSB Bancorp of Gallup NM                         0.79    1.00   17.41   17.41   117.09
GSLA  GS Financial Corp. of LA                          0.34    0.34   16.36   16.36    35.85
GOSB  GSB Financial Corp. of NY                         0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                          0.52    0.72   16.04   16.04    59.32
GBCI  Glacier Bancorp of MT                             1.10    1.23    8.12    7.90    83.33
GFCO  Glenway Financial Corp. of OH                     1.06    1.78   23.89   23.57   251.83
GTPS  Great American Bancorp of IL                      0.19    0.24   16.68   16.68    77.83
GTFN  Great Financial Corp. of KY(8)                    1.59    1.51   20.40   19.53   220.89
GSBC  Great Southern Bancorp of MO                      1.15    1.30    7.45    7.45    87.33
GDVS  Greater DV SB,MHC of PA (19.9)*                   0.23    0.42    8.64    8.64    74.69
GSFC  Green Street Fin. Corp. of NC                     0.56    0.68   14.73   14.73    40.62
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)                 0.37    0.56    8.80    8.80    63.83
HCBB  HCB Bancshares of AR                              0.09    0.10   14.27   13.73    75.75
HEMT  HF Bancorp of Hemet CA                           -0.40   -2.74   12.87   10.53   156.71
HFFC  HF Financial Corp. of SD                          1.23    1.67   17.78   17.78   188.54
HFNC  HFNC Financial Corp. of NC                        0.43    0.59    9.37    9.37    52.08
HMNF  HMN Financial, Inc. of MN                         0.94    1.17   19.42   19.42   134.58
HALL  Hallmark Capital Corp. of WI                      1.33    1.68   20.56   20.56   284.01
HARB  Harbor FSB, MHC of FL (46.6)(8)                   2.05    2.64   18.85   18.23   224.69
HRBF  Harbor Federal Bancorp of MD                      0.58    0.90   16.48   16.48   127.80
HFSA  Hardin Bancorp of Hardin MO                       0.58    0.89   15.69   15.69   125.75
HARL  Harleysville SA of PA                             1.46    2.00   13.31   13.31   203.79
HFGI  Harrington Fin. Group of IN                       0.61    0.51    7.67    7.67   137.18
HARS  Harris SB, MHC of PA (24.3)                       0.79    0.99   14.59   12.76   182.15
HFFB  Harrodsburg 1st Fin Bcrp of KY                    0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH                     0.23    0.50   11.35   11.35    90.82
HAVN  Haven Bancorp of Woodhaven NY                     2.09    3.11   24.20   24.12   407.02
HTHR  Hawthorne Fin. Corp. of CA                        0.64    1.38   13.07   13.07   284.38
HMLK  Hemlock Fed. Fin. Corp. of IL                     0.10    0.55   14.88   14.88    79.26
HBNK  Highland Federal Bank of CA                       0.96    1.41   16.39   16.39   219.30
HIFS  Hingham Inst. for Sav. of MA*                     1.86    1.86   15.62   15.62   166.99
HBEI  Home Bancorp of Elgin IL                          0.25    0.43   13.73   13.73    51.43
HBFW  Home Bancorp of Fort Wayne IN                     0.72    1.15   17.62   17.62   132.62
HBBI  Home Building Bancorp of IN                       0.29    0.74   18.51   18.51   144.44
HCFC  Home City Fin. Corp. of OH                        0.61    0.80   15.00   15.00    73.49
HOMF  Home Fed Bancorp of Seymour IN                    2.02    2.35   17.05   16.53   201.06

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of October 10, 1997




                                            Market Capitalization                      Price Change Data
                                           ---------------------------- -------------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                        ----------------  -------------------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                     ---------- ------ ---------- ---------  ------  ------  ------ ------- --------
                                              ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

HWEN  Home Financial Bancorp of IN            17.00     470     8.0        17.25   12.00   16.75    1.49    N.A.    33.33
HPBC  Home Port Bancorp, Inc. of MA*          24.50   1,842    45.1        24.50   15.75   24.12    1.58  206.25    48.48
HMCI  Homecorp, Inc. of Rockford IL           19.25   1,693    32.6        19.25   11.83   17.50   10.00   92.50    50.98
HZFS  Horizon Fin'l. Services of IA           26.00     426    11.1        26.00   14.50   20.00   30.00    N.A.    71.96
HRZB  Horizon Financial Corp. of WA*          17.50   7,417   129.8        17.50   10.65   17.00    2.94   53.24    49.06
IBSF  IBS Financial Corp. of NJ               17.87  11,012   196.8        18.75   12.94   17.12    4.38    N.A.    31.49
ISBF  ISB Financial Corp. of LA               26.75   6,901   184.6        27.75   15.63   26.87   -0.45    N.A.    48.61
ITLA  Imperial Thrift & Loan of CA*           20.62   7,836   161.6        21.12   14.00   20.75   -0.63    N.A.    37.47
IFSB  Independence FSB of DC                  15.00   1,281    19.2        15.00    7.00   14.50    3.45  650.00    87.50
INCB  Indiana Comm. Bank, SB of IN            15.00     922    13.8        19.00   14.50   15.25   -1.64    N.A.    -7.69
INBI  Industrial Bancorp of OH                18.00   5,277    95.0        18.00   12.00   17.50    2.86    N.A.    41.18
IWBK  Interwest SB of Oak Harbor WA           40.50   8,036   325.5        43.25   27.62   40.31    0.47  305.00    25.58
IPSW  Ipswich SB of Ipswich MA*               13.50   2,376    32.1        14.12    4.87   12.75    5.88    N.A.   125.00
JXVL  Jacksonville Bancorp of TX              18.94   2,490    47.2        19.00   12.62   18.25    3.78    N.A.    29.55
JXSB  Jcksnville SB,MHC of IL (45.6)          22.50   1,272    13.1        23.25   11.50   22.00    2.27    N.A.    69.81
JSBA  Jefferson Svgs Bancorp of MO            42.00   5,005   210.2        43.00   22.25   40.87    2.76    N.A.    61.54
JOAC  Joachim Bancorp of MO                   15.63     722    11.3        15.63   14.00   15.00    4.20    N.A.     7.79
KSAV  KS Bancorp of Kenly NC                  20.50     885    18.1        20.50   14.06   18.75    9.33    N.A.    37.49
KSBK  KSB Bancorp of Kingfield ME(8)*         14.00   1,238    17.3        16.00    7.08   13.12    6.71    N.A.    82.53
KFBI  Klamath First Bancorp of OR             23.00  10,019   230.4        24.25   13.94   24.25   -5.15    N.A.    46.03
LSBI  LSB Fin. Corp. of Lafayette IN          26.75     932    24.9        26.75   16.43   26.00    2.88    N.A.    44.05
LVSB  Lakeview SB of Paterson NJ              43.25   2,302    99.6        44.50   21.48   42.75    1.17    N.A.    73.90
LARK  Landmark Bancshares of KS               26.50   1,711    45.3        27.25   16.00   25.25    4.95    N.A.    47.22
LARL  Laurel Capital Group of PA              25.00   1,443    36.1        25.00   15.00   24.87    0.52   95.31    51.52
LSBX  Lawrence Savings Bank of MA*            15.81   4,274    67.6        15.81    6.75   13.00   21.62  359.59    94.46
LFED  Leeds FSB, MHC of MD (36.3)             31.25   3,455    39.2        32.25   13.50   30.50    2.46    N.A.    95.31
LXMO  Lexington B&L Fin. Corp. of MO          16.75   1,138    19.1        16.75   11.50   16.50    1.52    N.A.    24.07
LIFB  Life Bancorp of Norfolk VA              24.94   9,847   245.6        26.62   16.75   26.25   -4.99    N.A.    38.56
LFBI  Little Falls Bancorp of NJ              18.50   2,745    50.8        18.75   11.50   18.50    0.00    N.A.    45.10
LOGN  Logansport Fin. Corp. of IN             16.00   1,260    20.2        16.00   11.12   15.75    1.59    N.A.    42.22
LONF  London Financial Corp. of OH            18.00     515     9.3        18.00   11.25   16.00   12.50    N.A.    27.48
LISB  Long Island Bancorp, Inc of NY          46.56  23,968 1,116.0        47.50   28.25   45.75    1.77    N.A.    33.03
MAFB  MAF Bancorp of IL                       33.00  15,393   508.0        34.75   17.50   33.25   -0.75  288.24    42.43
MBLF  MBLA Financial Corp. of MO              26.25   1,298    34.1        27.00   19.00   26.25    0.00    N.A.    38.16
MFBC  MFB Corp. of Mishawaka IN               23.75   1,690    40.1        23.75   15.50   23.75    0.00    N.A.    42.90
MLBC  ML Bancorp of Villanova PA(8)           29.00  11,293   327.5        29.00   13.75   28.25    2.65    N.A.   105.38
MSBF  MSB Financial Corp. of MI               16.00   1,249    20.0        18.00    9.12   17.25   -7.25    N.A.    68.42
MGNL  Magna Bancorp of MS(8)                  31.50  13,754   433.3        32.31   16.75   30.00    5.00  530.00    80.00
MARN  Marion Capital Holdings of IN           26.87   1,768    47.5        28.00   19.25   26.25    2.36    N.A.    39.58
MRKF  Market Fin. Corp. of OH                 14.75   1,336    19.7        15.25   12.25   14.75    0.00    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        17.06   1,411    24.1        17.25   14.25   17.00    0.35    N.A.    14.73
MFSL  Maryland Fed. Bancorp of MD             47.62   3,210   152.9        50.50   30.71   46.50    2.41  353.52    37.04
MASB  MassBank Corp. of Reading MA*           47.50   3,575   169.8        47.75   24.84   46.00    3.26  381.74    66.14
MFLR  Mayflower Co-Op. Bank of MA*            21.00     890    18.7        21.00   14.75   20.00    5.00  320.00    23.53
MECH  Mechanics SB of Hartford CT*            25.87   5,290   136.9        27.25   15.37   25.62    0.98    N.A.    64.25
MDBK  Medford Bank of Medford, MA*            36.12   4,541   164.0        36.50   24.00   35.50    1.75  416.00    40.27
MERI  Meritrust FSB of Thibodaux LA           47.25     774    36.6        48.00   30.75   48.00   -1.56    N.A.    49.43
MWBX  MetroWest Bank of MA*                    8.37  13,953   116.8         9.00    4.00    8.25    1.45  103.16    55.87
MCBS  Mid Continent Bancshares of KS(8)       41.50   1,958    81.3        41.50   18.75   40.00    3.75    N.A.    77.58
MIFC  Mid Iowa Financial Corp. of IA          10.50   1,676    17.6        10.50    6.00   10.12    3.75  110.00    64.84
MCBN  Mid-Coast Bancorp of ME                 26.50     233     6.2        27.00   18.00   27.00   -1.85  364.10    39.47
MWBI  Midwest Bancshares, Inc. of IA          42.50     348    14.8        42.50   25.50   41.00    3.66  325.00    60.38
MWFD  Midwest Fed. Fin. Corp of WI            24.75   1,628    40.3        26.50   16.75   26.00   -4.81  395.00    33.78
MFFC  Milton Fed. Fin. Corp. of OH            15.00   2,310    34.7        16.00   12.75   14.50    3.45    N.A.     3.45
MIVI  Miss. View Hold. Co. of MN              18.50     819    15.2        18.50   11.75   18.25    1.37    N.A.    54.17

                                                      Current Per Share Financials
                                                ------------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
----------------------                         ---------- ------- ------- -------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

HWEN  Home Financial Bancorp of IN                 0.54    0.68   15.31   15.31    90.44
HPBC  Home Port Bancorp, Inc. of MA*               1.72    1.71   11.39   11.39   107.90
HMCI  Homecorp, Inc. of Rockford IL                0.27    0.85   12.81   12.81   195.87
HZFS  Horizon Fin'l. Services of IA                0.65    1.04   19.75   19.75   201.81
HRZB  Horizon Financial Corp. of WA*               1.07    1.05   10.91   10.91    69.93
IBSF  IBS Financial Corp. of NJ                    0.33    0.58   11.59   11.59    66.59
ISBF  ISB Financial Corp. of LA                    0.77    1.04   16.58   14.06   136.06
ITLA  Imperial Thrift & Loan of CA*                1.45    1.45   11.92   11.87   108.50
IFSB  Independence FSB of DC                       0.29    0.66   13.38   11.73   205.12
INCB  Indiana Comm. Bank, SB of IN                 0.19    0.53   12.37   12.37   101.63
INBI  Industrial Bancorp of OH                     0.45    0.88   11.63   11.63    65.68
IWBK  Interwest SB of Oak Harbor WA                1.82    2.47   15.46   15.12   228.05
IPSW  Ipswich SB of Ipswich MA*                    0.84    0.66    4.55    4.55    79.70
JXVL  Jacksonville Bancorp of TX                   0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (45.6)               0.36    0.79   13.43   13.43   127.94
JSBA  Jefferson Svgs Bancorp of MO                 0.69    1.63   21.24   16.18   259.13
JOAC  Joachim Bancorp of MO                        0.23    0.38   13.63   13.63    48.39
KSAV  KS Bancorp of Kenly NC                       1.08    1.40   16.22   16.21   119.91
KSBK  KSB Bancorp of Kingfield ME(8)*              1.04    1.08    8.10    7.62   113.08
KFBI  Klamath First Bancorp of OR                  0.55    0.83   14.20   14.20    72.65
LSBI  LSB Fin. Corp. of Lafayette IN               1.51    1.33   18.44   18.44   208.28
LVSB  Lakeview SB of Paterson NJ                   2.78    1.93   19.91   15.92   209.23
LARK  Landmark Bancshares of KS                    1.13    1.33   18.38   18.38   133.31
LARL  Laurel Capital Group of PA                   1.61    2.03   14.73   14.73   146.91
LSBX  Lawrence Savings Bank of MA*                 1.40    1.38    7.45    7.45    85.71
LFED  Leeds FSB, MHC of MD (36.3)                  0.68    0.95   13.53   13.53    83.07
LXMO  Lexington B&L Fin. Corp. of MO               0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA                   1.01    1.23   15.94   15.49   151.14
LFBI  Little Falls Bancorp of NJ                   0.29    0.51   14.51   13.40   109.29
LOGN  Logansport Fin. Corp. of IN                  0.74    0.96   12.67   12.67    65.99
LONF  London Financial Corp. of OH                 0.48    0.73   14.60   14.60    74.25
LISB  Long Island Bancorp, Inc of NY               1.44    1.67   22.17   21.95   246.53
MAFB  MAF Bancorp of IL                            1.84    2.43   16.79   14.67   215.78
MBLF  MBLA Financial Corp. of MO                   1.11    1.42   21.98   21.98   180.91
MFBC  MFB Corp. of Mishawaka IN                    0.77    1.16   20.05   20.05   146.89
MLBC  ML Bancorp of Villanova PA(8)                1.27    1.15   12.70   12.48   183.32
MSBF  MSB Financial Corp. of MI                    0.65    0.80   10.16   10.16    59.81
MGNL  Magna Bancorp of MS(8)                       1.35    1.49   10.06    9.79    98.39
MARN  Marion Capital Holdings of IN                1.38    1.65   22.10   22.10    98.02
MRKF  Market Fin. Corp. of OH                      0.32    0.32   14.82   14.82    42.35
MFCX  Marshalltown Fin. Corp. of IA(8)             0.30    0.65   14.23   14.23    90.38
MFSL  Maryland Fed. Bancorp of MD                  2.17    3.14   30.22   29.84   360.57
MASB  MassBank Corp. of Reading MA*                2.73    2.59   26.94   26.94   253.26
MFLR  Mayflower Co-Op. Bank of MA*                 1.39    1.31   13.67   13.44   141.20
MECH  Mechanics SB of Hartford CT*                 2.76    2.76   15.93   15.93   155.69
MDBK  Medford Bank of Medford, MA*                 2.45    2.29   21.24   19.79   236.19
MERI  Meritrust FSB of Thibodaux LA                1.99    3.10   24.22   24.22   295.20
MWBX  MetroWest Bank of MA*                        0.52    0.52    3.02    3.02    40.60
MCBS  Mid Continent Bancshares of KS(8)            1.87    2.12   19.59   19.59   208.68
MIFC  Mid Iowa Financial Corp. of IA               0.71    1.00    7.00    7.00    74.91
MCBN  Mid-Coast Bancorp of ME                      1.06    1.66   22.06   22.06   256.39
MWBI  Midwest Bancshares, Inc. of IA               1.81    3.01   29.09   29.09   421.10
MWFD  Midwest Fed. Fin. Corp of WI                 1.79    1.37   11.21   10.81   127.18
MFFC  Milton Fed. Fin. Corp. of OH                 0.39    0.54   11.37   11.37    86.68
MIVI  Miss. View Hold. Co. of MN                   0.59    0.88   16.08   16.08    85.20

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of October 10, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------- ------ ----------   ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MBSP  Mitchell Bancorp of NC*                 17.25     931    16.1        17.37   12.12   17.25    0.00    N.A.    21.05
MBBC  Monterey Bay Bancorp of CA              20.00   3,242    64.8        20.50   14.50   20.00    0.00    N.A.    35.59
MONT  Montgomery Fin. Corp. of IN             13.00   1,653    21.5        14.00   11.00   12.37    5.09    N.A.     0.00
MSBK  Mutual SB, FSB of Bay City MI           13.62   4,274    58.2        14.62    5.12   14.12   -3.54   55.66   147.64
NHTB  NH Thrift Bancshares of NH              22.00   2,048    45.1        22.00   11.62   21.00    4.76  376.19    74.33
NSLB  NS&L Bancorp of Neosho MO               19.50     707    13.8        19.50   13.00   19.00    2.63    N.A.    43.17
NMSB  Newmil Bancorp. of CT*                  12.75   3,834    48.9        14.25    7.50   14.00   -8.93  100.16    30.77
NASB  North American SB of MO                 52.00   2,229   115.9        55.00   30.75   51.00    1.96  ***.**    51.82
NBSI  North Bancshares of Chicago IL          24.12     997    24.0        24.50   15.75   24.50   -1.55    N.A.    46.18
FFFD  North Central Bancshares of IA          18.87   3,258    61.5        19.25   12.37   19.25   -1.97    N.A.    39.16
NBN   Northeast Bancorp of ME*                21.25   1,275    27.1        21.25   13.00   19.75    7.59   80.85    51.79
NEIB  Northeast Indiana Bncrp of IN           20.12   1,763    35.5        20.25   12.87   19.50    3.18    N.A.    47.72
NWEQ  Northwest Equity Corp. of WI            17.50     839    14.7        17.50   11.25   16.12    8.56    N.A.    44.39
NWSB  Northwest SB, MHC of PA (30.7)          31.25  23,376   224.3        31.25   11.87   27.75   12.61    N.A.   133.73
NSSY  Norwalk Savings Society of CT*          36.25   2,410    87.4        37.00   22.75   35.00    3.57    N.A.    55.11
NSSB  Norwich Financial Corp. of CT*          31.25   5,413   169.2        31.25   18.00   29.62    5.50  346.43    59.28
NTMG  Nutmeg FS&LA of CT                      11.75     738     8.7        11.75    7.00   10.75    9.30    N.A.    56.67
OHSL  OHSL Financial Corp. of OH              27.25   1,196    32.6        27.25   19.50   26.00    4.81    N.A.    27.52
OCFC  Ocean Fin. Corp. of NJ                  36.25   8,606   312.0        36.50   24.00   36.44   -0.52    N.A.    42.16
OCN   Ocwen Financial Corp. of FL             55.81  26,800 1,495.7        55.81   23.50   43.87   27.22    N.A.   108.64
OTFC  Oregon Trail Fin. Corp of OR            16.44   4,695    77.2        16.75   16.37   16.50   -0.36    N.A.     N.A.
OFCP  Ottawa Financial Corp. of MI            27.25   5,402   147.2        28.00   14.66   28.00   -2.68    N.A.    78.22
PFFB  PFF Bancorp of Pomona CA                20.50  18,716   383.7        21.12   12.50   19.25    6.49    N.A.    37.86
PSFI  PS Financial of Chicago IL              17.06   2,182    37.2        18.00   11.62   17.12   -0.35    N.A.    45.19
PVFC  PVF Capital Corp. of OH                 19.06   2,556    48.7        21.75   13.18   19.00    0.32  333.18    33.10
PCCI  Pacific Crest Capital of CA*            16.62   2,938    48.8        17.75    8.25   16.87   -1.48    N.A.    44.52
PAMM  PacificAmerica Money Ctr of CA(8)*      26.50   3,799   100.7        27.00   11.75   26.75   -0.93    N.A.    82.76
PALM  Palfed, Inc. of Aiken SC(8)             25.37   5,284   134.1        26.50   13.00   25.75   -1.48   65.06    81.21
PBCI  Pamrapo Bancorp, Inc. of NJ             25.75   2,843    73.2        26.75   18.50   24.75    4.04  357.37    28.75
PFED  Park Bancorp of Chicago IL              17.25   2,431    41.9        18.12   11.37   17.75   -2.82    N.A.    32.69
PVSA  Parkvale Financial Corp of PA           33.75   4,055   136.9        33.75   23.60   32.50    3.85  307.61    29.81
PEEK  Peekskill Fin. Corp. of NY              17.12   3,193    54.7        17.25   13.25   17.00    0.71    N.A.    20.14
PFSB  PennFed Fin. Services of NJ             33.50   4,822   161.5        33.50   18.87   33.00    1.52    N.A.    65.43
PWBC  PennFirst Bancorp of PA                 18.50   5,306    98.2        19.50   12.27   19.00   -2.63  131.83    49.31
PWBK  Pennwood SB of PA*                      18.75     580    10.9        18.75   11.00   17.75    5.63    N.A.    36.36
PBKB  People's SB of Brockton MA*             19.87   3,595    71.4        20.00   10.12   19.87    0.00  234.51    87.10
PFDC  Peoples Bancorp of Auburn IN            32.00   2,274    72.8        32.50   19.25   29.25    9.40   82.86    58.02
PBCT  Peoples Bank, MHC of CT (40.1)*         36.12  61,054   883.2        36.12   16.25   32.50   11.14  358.96    87.64
PFFC  Peoples Fin. Corp. of OH                14.44   1,491    21.5        19.00   12.00   14.00    3.14    N.A.     6.96
PHBK  Peoples Heritage Fin Grp of ME*         42.19  27,371 1,154.8        43.12   22.62   41.50    1.66  175.57    50.68
PSFC  Peoples Sidney Fin. Corp of OH          16.37   1,785    29.2        17.25   12.56   16.50   -0.79    N.A.     N.A.
PERM  Permanent Bancorp of IN                 24.87   2,011    50.0        26.50   16.75   24.06    3.37    N.A.    22.81
PMFI  Perpetual Midwest Fin. of IA            23.81   1,883    44.8        25.00   18.25   23.25    2.41    N.A.    23.69
PERT  Perpetual of SC, MHC (46.8)(8)          57.50   1,505    40.5        58.00   20.25   56.00    2.68    N.A.   137.11
PCBC  Perry Co. Fin. Corp. of MO              21.37     828    17.7        22.25   17.00   20.87    2.40    N.A.    25.71
PHFC  Pittsburgh Home Fin. of PA              19.62   1,969    38.6        19.62   11.50   19.37    1.29    N.A.    46.75
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       34.75   1,632    26.7        35.00   14.25   32.50    6.92    N.A.    98.57
PTRS  Potters Financial Corp of OH            28.50     487    13.9        28.50   17.00   26.00    9.62    N.A.    42.50
PKPS  Poughkeepsie Fin. Corp. of NY            9.87  12,595   124.3         9.94    5.00    9.00    9.67   27.35    88.00
PHSB  Ppls Home SB, MHC of PA (45.0)          17.25   2,760    21.4        17.50   13.62   17.25    0.00    N.A.     N.A.
PRBC  Prestige Bancorp of PA                  19.25     915    17.6        19.37   12.00   19.25    0.00    N.A.    42.59
PETE  Primary Bank of NH(8)*                  27.50   2,089    57.4        29.00   12.14   27.25    0.92    N.A.    80.45
PFNC  Progress Financial Corp. of PA          14.62   4,005    58.6        15.12    7.02   14.50    0.83   32.79    83.21
PSBK  Progressive Bank, Inc. of NY*           35.25   3,821   134.7        38.00   20.83   35.00    0.71  163.65    54.95
PROV  Provident Fin. Holdings of CA           20.62   4,920   101.5        21.12   12.50   19.75    4.41    N.A.    47.29

                                                     Current Per Share Financials
                                                ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- -------- ------
                                                     ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MBSP  Mitchell Bancorp of NC*                      0.51    0.60   15.39   15.39    35.49
MBBC  Monterey Bay Bancorp of CA                   0.29    0.55   14.43   13.30   127.33
MONT  Montgomery Fin. Corp. of IN                  0.36    0.36   11.72   11.72    62.55
MSBK  Mutual SB, FSB of Bay City MI                0.18    0.07    9.57    9.57   157.56
NHTB  NH Thrift Bancshares of NH                   0.54    0.80   11.78   10.03   153.95
NSLB  NS&L Bancorp of Neosho MO                    0.41    0.64   16.52   16.52    84.46
NMSB  Newmil Bancorp. of CT*                       0.68    0.65    8.27    8.27    84.26
NASB  North American SB of MO                      4.10    3.86   25.37   24.52   330.46
NBSI  North Bancshares of Chicago IL               0.58    0.81   16.96   16.96   119.95
FFFD  North Central Bancshares of IA               1.02    1.18   14.81   14.81    65.34
NBN   Northeast Bancorp of ME*                     1.10    1.06   14.04   12.30   205.33
NEIB  Northeast Indiana Bncrp of IN                0.98    1.15   15.19   15.19   100.01
NWEQ  Northwest Equity Corp. of WI                 0.88    1.11   13.22   13.22   115.48
NWSB  Northwest SB, MHC of PA (30.7)               0.58    0.82    8.49    8.00    89.47
NSSY  Norwalk Savings Society of CT*               2.42    2.76   20.64   19.90   256.17
NSSB  Norwich Financial Corp. of CT*               1.42    1.35   14.70   13.27   131.66
NTMG  Nutmeg FS&LA of CT                           0.33    0.45    7.72    7.72   138.80
OHSL  OHSL Financial Corp. of OH                   1.12    1.57   21.21   21.21   192.34
OCFC  Ocean Fin. Corp. of NJ                       0.04    1.49   27.35   27.35   168.27
OCN   Ocwen Financial Corp. of FL                  2.65    1.60    9.10    8.69   103.99
OTFC  Oregon Trail Fin. Corp of OR                 0.59    0.59   13.29   55.39    55.34
OFCP  Ottawa Financial Corp. of MI                 0.74    1.20   13.92   11.17   159.45
PFFB  PFF Bancorp of Pomona CA                     0.21    0.61   14.51   14.36   140.60
PSFI  PS Financial of Chicago IL                   0.70    0.71   14.66   14.66    37.88
PVFC  PVF Capital Corp. of OH                      1.43    1.83   10.28   10.28   145.96
PCCI  Pacific Crest Capital of CA*                 1.11    1.04    8.95    8.95   126.32
PAMM  PacificAmerica Money Ctr of CA(8)*           1.82    1.82    6.63    6.63    29.57
PALM  Palfed, Inc. of Aiken SC(8)                  0.13    0.76   10.37   10.37   125.83
PBCI  Pamrapo Bancorp, Inc. of NJ                  1.16    1.60   16.62   16.49   130.49
PFED  Park Bancorp of Chicago IL                   0.62    0.86   16.27   16.27    72.22
PVSA  Parkvale Financial Corp of PA                1.72    2.54   18.54   18.40   244.45
PEEK  Peekskill Fin. Corp. of NY                   0.57    0.75   14.71   14.71    57.18
PFSB  PennFed Fin. Services of NJ                  1.43    2.09   20.17   16.87   274.11
PWBC  PennFirst Bancorp of PA                      0.63    0.91   12.44   11.63   153.97
PWBK  Pennwood SB of PA*                           0.57    0.92   15.04   15.04    86.17
PBKB  People's SB of Brockton MA*                  1.16    0.69    8.56    8.20   152.65
PFDC  Peoples Bancorp of Auburn IN                 1.39    1.82   19.23   19.23   126.46
PBCT  Peoples Bank, MHC of CT (40.1)*              1.39    1.03   10.93   10.92   128.90
PFFC  Peoples Fin. Corp. of OH                     0.53    0.53   15.78   15.78    58.01
PHBK  Peoples Heritage Fin Grp of ME*              2.36    2.39   15.77   13.29   204.27
PSFC  Peoples Sidney Fin. Corp of OH               0.32    0.48   14.40   14.40    57.78
PERM  Permanent Bancorp of IN                      0.72    1.30   19.74   19.45   215.43
PMFI  Perpetual Midwest Fin. of IA                 0.25    0.61   18.00   18.00   210.96
PERT  Perpetual of SC, MHC (46.8)(8)               1.00    1.41   20.13   20.13   170.24
PCBC  Perry Co. Fin. Corp. of MO                   0.90    1.04   18.80   18.80    97.95
PHFC  Pittsburgh Home Fin. of PA                   0.69    0.88   14.21   14.06   130.15
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)            1.39    1.93   14.76   14.76   232.05
PTRS  Potters Financial Corp of OH                 1.16    2.06   21.97   21.97   248.85
PKPS  Poughkeepsie Fin. Corp. of NY                0.24    0.37    5.85    5.85    69.88
PHSB  Ppls Home SB, MHC of PA (45.0)               0.36    0.54    9.71    9.71    82.81
PRBC  Prestige Bancorp of PA                       0.47    0.83   16.51   16.51   148.33
PETE  Primary Bank of NH(8)*                       1.24    1.47   14.33   14.31   206.65
PFNC  Progress Financial Corp. of PA               0.52    0.62    5.50    4.86   104.53
PSBK  Progressive Bank, Inc. of NY*                2.30    2.26   19.67   17.56   230.00
PROV  Provident Fin. Holdings of CA                0.39    0.34   17.37   17.37   125.10

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of October 10, 1997

                                             Market Capitalization                      Price Change Data
                                            ------------------------     -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PULB  Pulaski SB, MHC of MO (29.8)            28.25   2,094    17.6        28.25   13.75   28.00    0.89    N.A.    94.83
PLSK  Pulaski SB, MHC of NJ (46.0)            21.75   2,070    20.7        21.75   11.50   18.00   20.83    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            29.50   3,071    90.6        29.50   15.50   28.75    2.61  138.48    87.30
QCFB  QCF Bancorp of Virginia MN              25.00   1,426    35.7        26.25   15.75   25.00    0.00    N.A.    36.99
QCBC  Quaker City Bancorp of CA               23.87   4,703   112.3        24.56   12.40   22.75    4.92  218.27    57.04
QCSB  Queens County Bancorp of NY*            37.25  15,271   568.8        37.50   17.45   37.06    0.51    N.A.    76.96
RARB  Raritan Bancorp. of Raritan NJ*         28.00   2,412    67.5        28.62   14.17   28.00    0.00  334.78    80.65
REDF  RedFed Bancorp of Redlands CA           19.47   7,174   139.7        20.25   11.50   17.62   10.50    N.A.    44.22
RELY  Reliance Bancorp, Inc. of NY            33.00   8,776   289.6        33.44   17.50   33.00    0.00    N.A.    69.23
RELI  Reliance Bancshares Inc of WI(8)*        8.87   2,528    22.4        10.12    6.50    8.56    3.62    N.A.    31.41
FRBK  Republic First Bancorp of CA*           27.62   9,693   267.7        27.62   14.87   27.62    0.00  513.78    64.90
RIVR  River Valley Bancorp of IN              17.50   1,190    20.8        17.50   13.25   17.00    2.94    N.A.    27.27
RVSB  Riverview Bancorp of WA                 14.00   6,128    85.8        13.50   10.00   14.00    0.00    N.A.   122.22
RSLN  Roslyn Bancorp, Inc. of NY*             23.44  43,642 1,023.0        24.31   15.00   23.25    0.82    N.A.     N.A.
SCCB  S. Carolina Comm. Bnshrs of SC          24.00     700    16.8        25.25   15.00   23.62    1.61    N.A.    60.00
SBFL  SB Fngr Lakes MHC of NY (33.1)          26.75   1,785    15.8        27.00   12.75   25.00    7.00    N.A.    94.55
SFED  SFS Bancorp of Schenectady NY           22.53   1,236    27.8        23.00   14.75   22.50    0.13    N.A.    52.75
SGVB  SGV Bancorp of W. Covina CA             19.00   2,342    44.5        19.00    9.38   18.50    2.70    N.A.    68.89
SHSB  SHS Bancorp, Inc. of PA                 15.75     820    12.9        16.25   14.75   15.50    1.61    N.A.     N.A.
SISB  SIS Bancorp Inc of MA*                  37.00   5,577   206.3        37.00   22.12   34.87    6.11    N.A.    61.78
SWCB  Sandwich Co-Op. Bank of MA*             37.50   1,915    71.8        39.00   21.75   38.00   -1.32  335.03    26.05
SFSL  Security First Corp. of OH              18.50   7,574   140.1        19.25    9.83   19.00   -2.63   77.88    53.15
SFNB  Security First Netwrk Bk of GA(8)       10.12   8,620    87.2        23.75    5.50   11.00   -8.00    N.A.    -1.27
SMFC  Sho-Me Fin. Corp. of MO(8)              47.75   1,499    71.6        47.75   18.87   43.25   10.40    N.A.   119.54
SOBI  Sobieski Bancorp of S. Bend IN          18.75     760    14.3        19.25   13.00   18.87   -0.64    N.A.    29.31
SOSA  Somerset Savings Bank of MA(8)*          5.19  16,652    86.4         5.25    1.94    5.00    3.80    1.37   163.45
SSFC  South Street Fin. Corp. of NC*          18.75   4,496    84.3        20.00   12.12   19.50   -3.85    N.A.    33.93
SCBS  Southern Commun. Bncshrs of AL          18.25   1,137    20.8        18.25   13.00   16.75    8.96    N.A.    37.74
SMBC  Southern Missouri Bncrp of MO           18.00   1,633    29.4        18.00   14.00   17.62    2.16    N.A.    20.00
SWBI  Southwest Bancshares of IL              24.12   2,657    64.1        24.12   17.92   20.75   16.24  141.20    32.16
SVRN  Sovereign Bancorp of PA                 18.87  70,010 1,321.1        19.00    9.64   18.56    1.67  322.15    72.49
STFR  St. Francis Cap. Corp. of WI            40.25   5,308   213.6        40.25   25.00   38.75    3.87    N.A.    54.81
SPBC  St. Paul Bancorp, Inc. of IL            28.00  33,988   951.7        28.50   13.73   25.87    8.23  151.57    78.69
SFFC  StateFed Financial Corp. of IA          26.75     784    21.0        26.87   16.44   25.75    3.88    N.A.    62.12
SFIN  Statewide Fin. Corp. of NJ              22.50   4,710   106.0        22.62   12.62   21.88    2.83    N.A.    56.58
STSA  Sterling Financial Corp. of WA          21.12   5,567   117.6        22.00   13.00   19.75    6.94  132.34    49.58
SFSB  SuburbFed Fin. Corp. of IL              33.25   1,262    42.0        33.25   17.75   32.00    3.91  398.50    75.00
ROSE  T R Financial Corp. of NY*              32.37  17,519   567.1        33.00   14.37   33.00   -1.91    N.A.    82.37
THRD  TF Financial Corp. of PA                25.50   4,083   104.1        25.69   14.75   25.37    0.51    N.A.    56.92
TPNZ  Tappan Zee Fin., Inc. of NY             20.75   1,497    31.1        20.75   13.00   18.37   12.96    N.A.    52.35
ESBK  The Elmira SB FSB of Elmira NY*         30.00     706    21.2        31.00   14.75   29.62    1.28  108.77    64.38
TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)       39.12   9,037   127.0        39.12   14.00   34.50   13.39    N.A.   144.50
TRIC  Tri-County Bancorp of WY                27.00     609    16.4        27.37   18.00   25.94    4.09    N.A.    50.00
TWIN  Twin City Bancorp of TN                 14.50   1,280    18.6        14.50   11.25   13.50    7.41    N.A.    26.09
UFRM  United FS&LA of Rocky Mount NC          12.25   3,074    37.7        12.75    7.50   12.25    0.00  276.92    44.12
UBMT  United Fin. Corp. of MT                 24.00   1,223    29.4        24.25   18.50   23.75    1.05  128.57    24.68
VABF  Va. Beach Fed. Fin. Corp of VA          16.25   4,976    80.9        17.25    8.62   17.12   -5.08  246.48    72.14
VFFC  Virginia First Savings of VA(8)         24.25   5,810   140.9        24.50   12.37   24.06    0.79  ***.**    90.20
WHGB  WHG Bancshares of MD                    15.75   1,462    23.0        16.50   12.62   16.25   -3.08    N.A.    20.05
WSFS  WSFS Financial Corp. of DE*             18.44  12,421   229.0        18.75    8.87   18.37    0.38  154.34    80.96
WVFC  WVS Financial Corp. of PA*              32.50   1,747    56.8        32.50   21.50   29.37   10.66    N.A.    32.01
WRNB  Warren Bancorp of Peabody MA*           19.75   3,781    74.7        21.37   12.75   20.12   -1.84  486.05    31.67
WFSL  Washington FS&LA of Seattle WA          31.62  47,462 1,500.7        33.31   21.02   29.94    5.61  116.72    31.26
WAMU  Washington Mutual Inc. of WA(8)*        67.87 126,357 8,575.8        70.25   38.12   67.87    0.00  265.68    56.71
WYNE  Wayne Bancorp of NJ                     22.50   2,120    47.7        24.87   13.69   24.00   -6.25    N.A.    47.54

                                                Current Per Share Financial
                                           ----------------------------------------
                                                                    Tangible

                                           Trailing  12 Mo.   Book    Book

                                            12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                       EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                      -------- ------- ------- ------- -------
                                               ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PULB  Pulaski SB, MHC of MO (29.8)           0.59    0.82   11.04   11.04    84.92
PLSK  Pulaski SB, MHC of NJ (46.0)           0.21    0.51   10.20   10.20    85.68
PULS  Pulse Bancorp of S. River NJ           1.20    1.80   13.63   13.63   169.39
QCFB  QCF Bancorp of Virginia MN             1.41    1.41   19.23   19.23   109.91
QCBC  Quaker City Bancorp of CA              0.60    0.98   14.94   14.93   170.40
QCSB  Queens County Bancorp of NY*           1.43    1.45   11.39   11.39    96.06
RARB  Raritan Bancorp. of Raritan NJ*        1.46    1.55   12.48   12.27   157.31
REDF  RedFed Bancorp of Redlands CA          0.31    0.80   10.75   10.71   127.16
RELY  Reliance Bancorp, Inc. of NY           1.25    1.85   18.54   13.36   225.25
RELI  Reliance Bancshares Inc of WI(8)*      0.16    0.17    9.08    9.08    18.60
FRBK  Republic First Bancorp of CA*          1.56    1.33   16.56   16.55   230.89
RIVR  River Valley Bancorp of IN             0.46    0.62   14.63   14.41   118.02
RVSB  Riverview Bancorp of WA                0.56    0.56    9.18    9.18    42.44
RSLN  Roslyn Bancorp, Inc. of NY*            0.59    0.93   14.58   14.51    72.39
SCCB  S. Carolina Comm. Bnshrs of SC         0.60    0.79   17.09   17.09    66.57
SBFL  SB Fngr Lakes MHC of NY (33.1)         0.15    0.50   11.63   11.63   121.93
SFED  SFS Bancorp of Schenectady NY          0.60    1.07   17.44   17.44   139.85
SGVB  SGV Bancorp of W. Covina CA            0.31    0.75   12.77   12.56   174.78
SHSB  SHS Bancorp, Inc. of PA                0.41    0.41   13.83   13.83   109.44
SISB  SIS Bancorp Inc of MA*                 3.31    3.29   18.52   18.52   257.23
SWCB  Sandwich Co-Op. Bank of MA*            2.34    2.39   20.83   19.94   262.09
SFSL  Security First Corp. of OH             0.88    1.10    8.13    7.99    86.25
SFNB  Security First Netwrk Bk of GA(8)     -3.30   -3.38    3.02    2.97     9.12
SMFC  Sho-Me Fin. Corp. of MO(8)             2.08    2.35   19.81   19.81   219.35
SOBI  Sobieski Bancorp of S. Bend IN         0.32    0.62   16.26   16.26   107.54
SOSA  Somerset Savings Bank of MA(8)*        0.25    0.24    1.96    1.96    30.90
SSFC  South Street Fin. Corp. of NC*         0.45    0.57   13.58   13.58    53.77
SCBS  Southern Commun. Bncshrs of AL         0.19    0.47   13.54   13.54    61.66
SMBC  Southern Missouri Bncrp of MO          0.65    0.63   16.17   16.17    98.22
SWBI  Southwest Bancshares of IL             1.04    1.44   15.66   15.66   142.39
SVRN  Sovereign Bancorp of PA                0.62    0.96    6.25    4.71   155.67
STFR  St. Francis Cap. Corp. of WI           1.77    1.95   24.43   21.59   310.01
SPBC  St. Paul Bancorp, Inc. of IL           0.93    1.34   11.67   11.64   135.68
SFFC  StateFed Financial Corp. of IA         1.17    1.42   19.43   19.43   109.28
SFIN  Statewide Fin. Corp. of NJ             0.76    1.29   13.90   13.88   142.93
STSA  Sterling Financial Corp. of WA         0.28    0.90   12.41   10.82   302.93
SFSB  SuburbFed Fin. Corp. of IL             1.23    1.79   21.92   21.84   338.12
ROSE  T R Financial Corp. of NY*             1.84    1.66   12.58   12.58   202.74
THRD  TF Financial Corp. of PA               0.84    1.13   17.44   15.30   156.93
TPNZ  Tappan Zee Fin., Inc. of NY            0.53    0.49   14.35   14.35    80.07
ESBK  The Elmira SB FSB of Elmira NY*        1.13    1.10   20.32   19.48   322.70
TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)      0.86    0.73   11.79   10.81    69.82
TRIC  Tri-County Bancorp of WY               1.10    1.40   22.50   22.50   146.89
TWIN  Twin City Bancorp of TN                0.44    0.62   10.78   10.78    83.86
UFRM  United FS&LA of Rocky Mount NC         0.19    0.33    6.70    6.70    89.63
UBMT  United Fin. Corp. of MT                0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA         0.26    0.58    8.50    8.50   124.16
VFFC  Virginia First Savings of VA(8)        1.81    1.66   11.34   10.95   140.67
WHGB  WHG Bancshares of MD                   0.34    0.34   14.16   14.16    68.56
WSFS  WSFS Financial Corp. of DE*            1.47    1.48    6.32    6.27   121.45
WVFC  WVS Financial Corp. of PA*             1.69    2.12   18.83   18.83   168.69
WRNB  Warren Bancorp of Peabody MA*          2.01    1.71    9.82    9.82    94.69
WFSL  Washington FS&LA of Seattle WA         1.94    2.14   14.66   13.39   121.37
WAMU  Washington Mutual Inc. of WA(8)*       1.14    2.42   19.30   18.32   385.92
WYNE  Wayne Bancorp of NJ                    0.50    0.50   16.44   16.44   123.13

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part One
                                              Prices As Of October 10, 1997




                                                  Market Capitalization                      Price Change Data
                                                 ------------------------     -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ----------------        -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------- ------ ---------    ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WAYN  Wayne S&L Co. MHC of OH (47.8)          27.00   2,251    29.0        27.00   12.83   24.25   11.34    N.A.    65.34
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          21.50   2,100    20.4        21.75   12.75   19.25   11.69    N.A.    56.36
     WBST  Webster Financial Corp. of CT           62.25  11,985   746.1        62.87   33.62   59.81    4.08  559.43    69.39
     WEFC  Wells Fin. Corp. of Wells MN            16.62   1,959    32.6        17.50   12.50   17.50   -5.03    N.A.    26.68
     WCBI  WestCo Bancorp of IL                    28.75   2,474    71.1        29.25   20.00   26.25    9.52  187.50    33.72
     WSTR  WesterFed Fin. Corp. of MT              26.12   5,565   145.4        26.37   16.62   25.75    1.44    N.A.    43.12
     WOFC  Western Ohio Fin. Corp. of OH           28.75   2,339    67.2        29.25   19.62   28.00    2.68    N.A.    32.18
     WWFC  Westwood Fin. Corp. of NJ(8)            27.50     645    17.7        27.62   13.00   27.50    0.00    N.A.    66.67
     WEHO  Westwood Hmstd Fin Corp of OH           17.25   2,795    48.2        18.00   10.37   17.50   -1.43    N.A.    42.33
     WFI   Winton Financial Corp. of OH            19.25   1,986    38.2        19.25   11.25   18.12    6.24    N.A.    67.39
     FFWD  Wood Bancorp of OH                      17.00   2,119    36.0        18.00   10.50   18.00   -5.56    N.A.    50.04
     YFCB  Yonkers Fin. Corp. of NY                20.37   3,036    61.8        20.50   12.12   20.00    1.85    N.A.    58.28
     YFED  York Financial Corp. of PA              25.75   7,008   180.5        26.75   16.00   25.75    0.00  172.49    58.46

                                                                      Current Per Share Financials
                                                                -----------------------------------------
                                                                                         Tangible
                                                                Trailing  12 Mo.   Book    Book
                                                                 12 Mo.   Core    Value/  Value/  Assets/
                                                                 EPS(3)   EPS(3)  Share  Share(4) Share
                                                                --------  ------- ------ -------- -------
                                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WAYN  Wayne S&L Co. MHC of OH (47.8)                              0.35    0.74   10.44   10.44   112.94
WCFB  Wbstr Cty FSB MHC of IA (45.2)                              0.48    0.64   10.53   10.53    45.09
WBST  Webster Financial Corp. of CT                               1.60    2.86   24.91   21.28   495.93
WEFC  Wells Fin. Corp. of Wells MN                                0.73    1.08   14.64   14.64   103.13
WCBI  WestCo Bancorp of IL                                        1.41    1.78   19.20   19.20   125.96
WSTR  WesterFed Fin. Corp. of MT                                  0.81    1.02   18.73   14.99   171.72
WOFC  Western Ohio Fin. Corp. of OH                               0.52    0.72   23.38   21.79   169.51
WWFC  Westwood Fin. Corp. of NJ(8)                                0.78    1.34   15.76   14.04   172.70
WEHO  Westwood Hmstd Fin Corp of OH                               0.30    0.45   14.17   14.17    48.18
WFI   Winton Financial Corp. of OH                                1.60    1.34   11.36   11.12   159.81
FFWD  Wood Bancorp of OH                                          0.79    0.94    9.52    9.52    77.36
YFCB  Yonkers Fin. Corp. of NY                                    0.76    1.02   14.14   14.14    94.89
YFED  York Financial Corp. of PA                                  1.01    1.29   14.28   14.28   165.87

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit IV-1
                     Weekly Thrift Market Line - Part Two
                         Prices As Of October 10, 1997

                                                                Key Financial Ratios                           Asset Quality Ratios
                                               ----------------------------------------------------------    -----------------------
                                                        Tang.
                                               Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
                                                                ----------------------    ---------------
Financial Institution                          Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                          ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                                  (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(302)                       12.99    13.02    0.64    5.52    3.22       0.85    7.47       0.80  131.30    0.82
NYSE Traded Companies(9)                         5.88     5.64    0.61   10.41    4.01       0.80   14.37       1.25   74.44    1.28
AMEX Traded Companies(17)                       16.09    15.99    0.55    2.87    2.14       0.87    5.21       0.65  149.41    0.69
NASDAQ Listed OTC Companies(276)                13.05    13.09    0.65    5.51    3.25       0.85    7.37       0.79  132.43    0.81
California Companies(21)                         7.44     7.18    0.30    4.48    2.19       0.43    6.99       1.88   70.98    1.33
Florida Companies(5)                             7.63     7.18    0.92   11.46    3.26       0.74    9.13       1.53   85.76    0.81
Mid-Atlantic Companies(60)                      11.07    10.73    0.62    6.30    3.50       0.85    8.73       0.90   93.57    0.92
Mid-West Companies(144)                         14.09    13.90    0.69    5.40    3.41       0.89    7.11       0.63  157.79    0.71
New England Companies(9)                         7.87     7.46    0.36    4.81    2.65       0.63    8.55       0.63  116.41    1.00
North-West Companies(8)                         17.06    27.69    0.86    6.30    3.29       1.04    8.22       0.61  146.76    0.58
South-East Companies(42)                        16.10    15.90    0.70    4.83    2.76       0.94    6.61       0.83  128.84    0.83
South-West Companies(7)                         10.60    10.34    0.38    2.97    2.25       0.66    6.49       0.64  102.37    0.70
Western Companies (Excl CA)(6)                  16.22    15.79    0.98    6.62    3.95       1.15    7.68       0.29  169.72    0.72
Thrift Strategy(240)                            14.22    14.33    0.66    5.05    3.22       0.89    6.95       0.72  134.33    0.74
Mortgage Banker Strategy(37)                     7.36     6.90    0.48    7.03    3.17       0.64    9.49       0.99  111.38    1.02
Real Estate Strategy(10)                         7.34     7.14    0.55    6.98    3.61       0.76   10.25       1.42   97.09    1.35
Diversified Strategy(11)                         7.66     7.42    1.06   13.44    4.18       1.08   14.25       1.31  120.54    1.12
Retail Banking Strategy(4)                       8.35     8.13    0.11    2.31    0.80       0.04    1.83       1.42  211.39    1.87
Companies Issuing Dividends(255)                13.29    13.03    0.69    5.92    3.49       0.91    7.88       0.70  134.93    0.77
Companies Without Dividends(47)                 11.26    12.96    0.38    3.21    1.61       0.50    5.11       1.42  109.57    1.07
Equity/Assets less than 6%(23)                   4.96     4.66    0.37    7.44    3.06       0.56   11.41       1.43   85.24    1.04
Equity/Assets greater than 6-12%(142)            8.62     8.28    0.57    6.66    3.40       0.75    8.85       0.91  125.91    0.94
Equity/Assets greater than 12%(137)             18.52    18.95    0.76    4.11    3.06       0.99    5.49       0.57  145.10    0.66
Converted Last 3 Mths (no MHC)(3)               17.02    42.38    0.36    1.66    1.44       0.46    2.33       0.92  112.16    0.84
Actively Traded Companies(41)                    8.66     8.42    0.72    8.69    4.02       0.95   11.96       1.14  117.94    0.98
Market Value Below $20 Million(50)              15.00    14.98    0.55    3.39    2.66       0.79    5.42       0.77  114.85    0.66
Holding Company Structure(267)                  13.48    13.56    0.64    5.28    3.15       0.85    7.22       0.80  126.41    0.80
Assets Over $1 Billion(60)                       7.82     7.30    0.62    8.12    3.49       0.81   10.96       0.97  100.59    0.98
Assets $500 Million-$1 Billion(49)              10.28     9.99    0.63    6.46    3.38       0.79    8.02       0.95  170.38    1.06
Assets $250-$500 Million(66)                    11.42    12.32    0.60    5.35    3.26       0.82    7.47       0.75  127.51    0.74
Assets less than $250 Million(127)              17.14    17.09    0.68    4.08    3.01       0.91    5.68       0.69  133.23    0.69
Goodwill Companies(124)                          9.08     8.48    0.62    7.06    3.58       0.79    9.11       0.86  112.24    0.88
Non-Goodwill Companies(177)                     15.62    16.07    0.66    4.48    2.97       0.89    6.37       0.75  144.92    0.77
Acquirors of FSLIC Cases(10)                     7.19     6.79    0.57    7.79    3.63       0.82   11.71       1.54   51.84    0.89

                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                               Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                               ------- ------- ------- ------  --------     ------- ------- ---------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs
---------------------------------------------

SAIF-Insured Thrifts(302)                       22.53  152.81   18.69  156.55   19.86         0.36    1.56   34.98
NYSE Traded Companies(9)                        20.92  212.94   13.56  212.28   17.33         0.32    0.81   18.69
AMEX Traded Companies(17)                       24.70  130.00   20.33  131.25   19.70         0.40    1.97   45.49
NASDAQ Listed OTC Companies(276)                22.44  152.36   18.77  156.61   19.97         0.36    1.56   35.19
California Companies(21)                        22.30  170.53   11.98  170.64   19.15         0.15    0.47   12.75
Florida Companies(5)                            18.31  183.32   21.03  206.83   23.75         0.24    0.75   14.53
Mid-Atlantic Companies(60)                      23.01  154.87   16.69  159.68   18.89         0.39    1.49   37.17
Mid-West Companies(144)                         21.90  146.18   19.28  148.58   19.74         0.36    1.67   35.29
New England Companies(9)                        24.58  170.56   13.13  185.31   20.89         0.46    1.39   34.62
North-West Companies(8)                         22.14  168.25   25.25  162.16   22.04         0.31    1.07   22.86
South-East Companies(42)                        23.69  156.10   23.33  161.02   21.38         0.44    1.95   44.15
South-West Companies(7)                         22.73  141.88   14.09  150.39   18.12         0.33    1.48   50.80
Western Companies (Excl CA)(6)                  24.55  155.03   22.77  162.50   21.95         0.56    2.52   56.60
Thrift Strategy(240)                            22.72  144.61   19.59  148.66   19.87         0.38    1.67   37.55
Mortgage Banker Strategy(37)                    22.82  188.55   13.54  197.00   20.49         0.31    1.03   27.16
Real Estate Strategy(10)                        16.56  181.63   13.07  184.89   18.09         0.13    0.66   12.64
Diversified Strategy(11)                        21.84  238.62   22.39  234.89   18.04         0.46    1.31   30.22
Retail Banking Strategy(4)                      21.59  141.54   11.18  146.03   22.47         0.20    1.18   18.18
Companies Issuing Dividends(255)                22.52  154.16   19.09  158.39   19.74         0.43    1.82   41.39
Companies Without Dividends(47)                 22.64  144.74   16.36  145.68   20.89         0.00    0.00    0.00
Equity/Assets less than 6%(23)                  21.60  194.54   10.77  198.20   19.77         0.22    0.75   15.26
Equity/Assets greater than 6-12%(142)           22.01  169.04   14.68  176.55   18.53         0.38    1.40   33.52
Equity/Assets greater than 12%(137)             23.38  131.51   23.85  132.46   21.43         0.37    1.84   40.90
Converted Last 3 Mths (no MHC)(3)               27.86  122.28   20.91   90.94   27.86         0.06    0.44    0.00
Actively Traded Companies(41)                   21.95  194.71   16.31  196.38   18.16         0.49    1.53   32.11
Market Value Below $20 Million(50)              22.80  122.42   18.03  122.78   20.77         0.33    1.79   40.59
Holding Company Structure(267)                  22.92  150.43   19.15  153.28   20.00         0.37    1.60   36.30
Assets Over $1 Billion(60)                      22.29  194.52   15.78  207.35   19.05         0.43    1.19   29.99
Assets $500 Million-$1 Billion(49)              22.18  169.57   17.20  175.22   19.80         0.35    1.43   36.72
Assets $250-$500 Million(66)                    22.72  153.65   17.12  156.17   19.36         0.37    1.53   32.46
Assets less than $250 Million(127)              22.71  128.76   21.36  129.46   20.62         0.34    1.78   38.70
Goodwill Companies(124)                         21.98  173.11   15.43  183.93   19.21         0.40    1.41   33.12
Non-Goodwill Companies(177)                     22.98  139.05   20.87  138.48   20.38         0.34    1.65   36.44
Acquirors of FSLIC Cases(10)                    22.48  199.72   13.93  201.48   19.09         0.38    1.21   23.87

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.